EXHIBIT 10.12
================================================================================



                     REVOLVING CREDIT AGREEMENT dated as of

                                January 31, 2003,

                                      among

                           WKI HOLDING COMPANY, INC.,

                            The Lenders Party Hereto

                                       and

                              JPMORGAN CHASE BANK,
                             as Administrative Agent
                              and Collateral Agent



                          J.P. MORGAN SECURITIES INC.,
                                   as Arranger



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
                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

ARTICLE I     Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . .1

     SECTION 1.01.     Defined Terms. . . . . . . . . . . . . . . . . . . . . .1
     SECTION 1.02.     Classification of Loans and Borrowings . . . . . . . . 24
     SECTION 1.03.     Terms Generally. . . . . . . . . . . . . . . . . . . . 25
     SECTION 1.04.     Accounting Terms; GAAP . . . . . . . . . . . . . . . . 25

ARTICLE II    The Credits . . . . . . . . . . . . . . . . . . . . . . . . . . 25

     SECTION 2.01.     Commitments. . . . . . . . . . . . . . . . . . . . . . 25
     SECTION 2.02.     Loans and Borrowings . . . . . . . . . . . . . . . . . 25
     SECTION 2.03.     Requests for Borrowings. . . . . . . . . . . . . . . . 26
     SECTION 2.04.     Letters of Credit. . . . . . . . . . . . . . . . . . . 27
     SECTION 2.05.     Funding of Borrowings. . . . . . . . . . . . . . . . . 31
     SECTION 2.06.     Interest Elections. . . . . . . . . . . . . . . . . . .31
     SECTION 2.07.     Termination and Reduction of Commitments. . . . . . . .32
     SECTION 2.08.     Repayment of Loans; Evidence of Debt. . . . . . . . . .33
     SECTION 2.09.     Prepayment of Loans. . . . . . . . . . . . . . . . . . 33
     SECTION 2.10.     Fees. . . . . . . . . . . . . . . . . . . . . . . . . .34
     SECTION 2.11.     Interest. . . . . . . . . . . . . . . . . . . . . . . .35
     SECTION 2.12.     Alternate Rate of Interest. . . . . . . . . . . . . . .36
     SECTION 2.13.     Increased Costs . . . . . . . . . . . . . . . . . . . .36
     SECTION 2.14.     Break Funding Payments. . . . . . . . . . . . . . . . .38
     SECTION 2.15.     Taxes . . . . . . . . . . . . . . . . . . . . . . . . .38
     SECTION 2.16.     Payments Generally; Pro Rata Treatment; Sharing of
                       Set-offs . . . . . . . . . . . . . . . . . . . . . . . 39
     SECTION 2.17.     Mitigation Obligations; Replacement of Lenders. . . . .40

ARTICLE III   Representations And Warranties . . . . . . . . . . . . . . . . .41

     SECTION 3.01.     Organization; Powers . . . . . . . . . . . . . . . . . 41
     SECTION 3.02.     Authorization; Enforceability . . . . . . . . . . . . .41
     SECTION 3.03.     Governmental Approvals; No Conflicts . . . . . . . . . 42
     SECTION 3.04.     Financial Condition; No Material Adverse Change . . . .42
     SECTION 3.05.     Properties . . . . . . . . . . . . . . . . . . . . . . 43
     SECTION 3.06.     Litigation and Environmental Matters . . . . . . . . . 43
     SECTION 3.07.     Compliance with Laws and Agreements . . . . . . . . . .43
     SECTION 3.08.     Investment and Holding Company Status . . . . . . . . .44
     SECTION 3.09.     Taxes . . . . . . . . . . . . . . . . . . . . . . . . .44
     SECTION 3.10.     ERISA . . . . . . . . . . . . . . . . . . . . . . . . .44
     SECTION 3.11.     Disclosure . . . . . . . . . . . . . . . . . . . . . . 44
     SECTION 3.12.     Subsidiaries . . . . . . . . . . . . . . . . . . . . . 44
     SECTION 3.13.     Insurance . . . . . . . . . . . . . . . . . . . . . . .44
     SECTION 3.14.     Labor Matters . . . . . . . . . . . . . . . . . . . . .45
     SECTION 3.15.     Solvency . . . . . . . . . . . . . . . . . . . . . . . 45
     SECTION 3.16.     Security Documents . . . . . . . . . . . . . . . . . . 45

                                TABLE OF CONTENTS
                                   (continued)

                                                                            PAGE
                                                                            ----

     SECTION 3.17.     Use of Proceeds . . . . . . . . . . . . . . . . . . . .46

ARTICLE IV    Conditions . . . . . . . . . . . . . . . . . . . . . . . . . . .46

     SECTION 4.01.     Effective Date. . . . . . . . . . . . . . . . . . . . .46
     SECTION 4.02.     Each Credit Event . . . . . . . . . . . . . . . . . . .50

ARTICLE V     Affirmative Covenants. . . . . . . . . . . . . . . . . . . . . .51

     SECTION 5.01.     Financial Statements and Other Information . . . . . . 51
     SECTION 5.02.     Notices of Material Events . . . . . . . . . . . . . . 53
     SECTION 5.03.     Information Regarding Collateral . . . . . . . . . . . 54
     SECTION 5.04.     Existence; Conduct of Business . . . . . . . . . . . . 54
     SECTION 5.05.     Payment of Obligations. . . . . . . . . . . . . . . . .54
     SECTION 5.06.     Maintenance of Properties. . . . . . . . . . . . . . . 55
     SECTION 5.07.     Insurance. . . . . . . . . . . . . . . . . . . . . . . 55
     SECTION 5.08.     Casualty and Condemnation. . . . . . . . . . . . . . . 55
     SECTION 5.09.     Books and Records; Inspection and Audit Rights. . . . .55
     SECTION 5.10.     Compliance with Laws. . . . . . . . . . . . . . . . . .56
     SECTION 5.11.     Use of Proceeds and Letters of Credit. . . . . . . . . 56
     SECTION 5.12.     Additional Subsidiaries. . . . . . . . . . . . . . . . 56
     SECTION 5.13.     Further Assurances. . . . . . . . . . . . . . . . . . .56
     SECTION 5.14.     Interest Rate Protection. . . . . . . . . . . . . . . .57
     SECTION 5.15.     Environmental Laws. . . . . . . . . . . . . . . . . . .57
     SECTION 5.16.     Earnings of Foreign Subsidiaries. . . . . . . . . . . .57

ARTICLE VI    Negative Covenants. . . . . . . . . . . . . . . . . . . . . . . 57

     SECTION 6.01.     Indebtedness; Certain Equity Securities. . . . . . . . 57
     SECTION 6.02.     Liens. . . . . . . . . . . . . . . . . . . . . . . . . 59
     SECTION 6.03.     Fundamental Changes. . . . . . . . . . . . . . . . . . 60
     SECTION 6.04.     Investments, Loans, Advances, Guarantees and
                       Acquisitions. . . . . . . . . . . . . . . . . . . . . .60
     SECTION 6.05.     Asset Sales. . . . . . . . . . . . . . . . . . . . . . 61
     SECTION 6.06.     Sale and Leaseback Transactions. . . . . . . . . . . . 62
     SECTION 6.07.     Swap Agreements. . . . . . . . . . . . . . . . . . . . 62
     SECTION 6.08.     Restricted Payments; Certain Payments of Indebtedness .62
     SECTION 6.09.     Transactions with Affiliates . . . . . . . . . . . . . 63
     SECTION 6.10.     Restrictive Agreements . . . . . . . . . . . . . . . . 64
     SECTION 6.11.     Amendment of Material Documents. . . . . . . . . . . . 64
     SECTION 6.12.     Retail Stores . . . . . . . . . . . . . . . . . . . . .64
     SECTION 6.13.     Capital Expenditures . . . . . . . . . . . . . . . . . 64
     SECTION 6.14.     Leverage Ratio . . . . . . . . . . . . . . . . . . . . 64
     SECTION 6.15.     Fixed Charge Coverage Ratio . . . . . . . . . . . . . .65
     SECTION 6.16.     Minimum Consolidated EBITDA . . . . . . . . . . . . . .66

                                TABLE OF CONTENTS
                                   (continued)

                                                                            PAGE
                                                                            ----

     SECTION 6.17.     Maximum Inventory . . . . . . . . . . . . . . . . . . .66

ARTICLE VII   Events Of Default . . . . . . . . . . . . . . . . . . . . . . . 67
ARTICLE VIII  The Administrative Agent And The Collateral Agent . . . . . . . 70
ARTICLE IX    Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . 72

     SECTION 9.01.     Notices . . . . . . . . . . . . . . . . . . . . . . . .72
     SECTION 9.02.     Waivers; Amendments . . . . . . . . . . . . . . . . . .73
     SECTION 9.03.     Expenses; Indemnity; Damage Waiver . . . . . . . . . . 74
     SECTION 9.04.     Successors and Assigns . . . . . . . . . . . . . . . . 75
     SECTION 9.05.     Survival . . . . . . . . . . . . . . . . . . . . . . . 77
     SECTION 9.06.     Counterparts; Integration; Effectiveness . . . . . . . 78
     SECTION 9.07.     Severability . . . . . . . . . . . . . . . . . . . . . 78
     SECTION 9.08.     Right of Setoff . . . . . . . . . . . . . . . . . . . .78
     SECTION 9.09.     Governing Law; Jurisdiction; Consent to Service of
                       Process . . . . . . . . . . . . . . . . . . . . . . . .78
     SECTION 9.10.     WAIVER OF JURY TRIAL . . . . . . . . . . . . . . . . . 79
     SECTION 9.11.     Headings . . . . . . . . . . . . . . . . . . . . . . . 79
     SECTION 9.12.     Confidentiality . . . . . . . . . . . . . . . . . . . .80
     SECTION 9.13.     Interest Rate Limitation . . . . . . . . . . . . . . . 80
     SECTION 9.14.     Intercreditor Agreement . . . . . . . . . . . . . . . .80

SCHEDULES:
----------

     Schedule 1.01(a)    --     Existing Letters of Credit
     Schedule 2.01       --     Commitments
     Schedule 3.05       --     Real Property
     Schedule 3.06       --     Disclosed Matters
     Schedule 3.10       --     ERISA Matters
     Schedule 3.12       --     Subsidiaries
     Schedule 3.13       --     Insurance
     Schedule 4.01(bb)   --     Material Adverse Changes
     Schedule 5.15       --     Compliance with Environmental Laws
     Schedule 6.01       --     Existing Indebtedness
     Schedule 6.02       --     Existing Liens
     Schedule 6.03       --     Subsidiaries to be Dissolved
     Schedule 6.04(c)    --     Existing Investments
     Schedule 6.05(d)    --     Asset Sales
     Schedule 6.09       --     Transactions with Affiliates
     Schedule 6.10       --     Existing Restrictions

EXHIBITS:
---------

     Exhibit A           --     Form of Assignment and Acceptance
     Exhibit B-1         --     Form of Opinion of Jones Day
     Exhibit B-2         --     Form of Opinion of Local Counsel to the Borrower
     Exhibit C           --     Form of Borrowing Base Certificate
     Exhibit D           --     Form of Collateral Agreement
     Exhibit E           --     Form of Intercreditor Agreement

                    CREDIT AGREEMENT dated as of January 31, 2003, among WKI
               HOLDING COMPANY, INC., the LENDERS party hereto, and JPMORGAN CHASE BANK, as Administrative Agent and Collateral Agent.

          The parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

          SECTION 1.01.  Defined Terms.  As used in this Agreement, the
                         --------------
following terms have the meanings specified below:

          "ABR", when used in reference to any Loan or Borrowing, refers to
           ---
whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

          "Account" means any present or future right to payment for goods sold
           -------
or leased or for services rendered, whether now existing or hereinafter arising and whether or not earned by performance.

          "Account Debtor" shall mean, with respect to any Account, the obligor
           --------------
with respect to such Account.

          "Adjusted Eligible Finished Goods" means, on any date, (a) Eligible
           --------------------------------
Finished Goods minus (b) Inventory Reserves.
               -----

          "Adjusted Eligible Raw Materials" means, on any date, (a) Eligible Raw
           -------------------------------
Materials minus (b) Inventory Reserves.
          -----

          "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing
           ------------------
for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

          "Administrative Agent" means JPMorgan Chase Bank, in its capacity as
           --------------------
administrative agent for the Lenders hereunder.

          "Administrative Questionnaire" means an Administrative Questionnaire
           ----------------------------
in a form supplied by the Administrative Agent.

          "Affiliate" means, with respect to a specified Person, another Person
           ---------
that directly, or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with the Person specified, provided
                                                                    --------
that no Person shall be deemed an "Affiliate" solely as a result of participation in the Stockholders' Agreement.

          "Alternate Base Rate" means, for any day, a rate per annum equal to
           -------------------
the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

          "Applicable Percentage" means, with respect to any Lender, the
           ---------------------
percentage of the total Commitments represented by such Lender's Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

          "Applicable Rate" means, for any day with respect to any ABR Loan or
           ---------------
Eurodollar Loan, the applicable rate per annum set forth below under the caption "ABR Spread" or "Eurodollar Spread", as the case may be, based upon the Leverage Ratio as of the most recent determination date, provided that until the date of
                                                --------
delivery to the Administrative Agent of the consolidated financial statements pursuant to Section 5.01(a) for the fiscal year ended December 31, 2002, the "Applicable Rate" shall be the applicable rate per annum set forth below in Category 1:

      Leverage Ratio:           ABR    Eurodollar
-----------------------------  ------  ----------
        Category 1             Spread    Spread
-----------------------------  ------  ----------
Greater than or equal to 3.50   1.75%       2.75%

        Category 2
-----------------------------
      Less than 3.50            1.50%       2.50%


          For purposes of the foregoing, (a) the Leverage Ratio shall be determined as of the end of each fiscal quarter of the Borrower's fiscal year based upon the Borrower's consolidated financial statements delivered pursuant to Section 5.01(a) or (b) and (b) each change in the Applicable Rate resulting from a change in the Leverage Ratio shall be effective during the period commencing on and including the date of delivery to the Administrative Agent of such consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change, provided
                                                                       --------
that the Leverage Ratio shall be deemed to be in Category 1 (i) at any time that an Event of Default has occurred and is continuing or (ii) at the option of the Administrative Agent or at the request of the Required Lenders, if the Borrower fails to deliver the consolidated financial statements required to be delivered by it pursuant to Section 5.01(a) or (b) during the period from the expiration of the time for delivery thereof until such consolidated financial statements are delivered.

          "Approved Fund" means (a) a CLO and (b) with respect to any Lender
           -------------
that is a fund that invests in bank loans and similar commercial extensions of credit in the ordinary course of business, any other fund that invests in bank loans and similar commercial extensions of credit in the ordinary course of business and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

          "Assignment and Acceptance" means an assignment and acceptance entered
           -------------------------
into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

          "Available Amount" means on any date, the lesser of (a) the Borrowing
           ----------------
Base then in effect and (b) the aggregate Commitments.

          "Bankruptcy Code" means Chapter 11 of the United States Bankruptcy
           ---------------
Code.

          "Board" means the Board of Governors of the Federal Reserve System of
           -----
the United States of America.

          "Borden Credit Agreement" means the Amended and Restated Credit
           -----------------------
Agreement dated as of April 12, 2001, as amended from time to time, between WKI Holding Company, Inc. and Borden, Inc. and all documents relating thereto.

          "Borrower" means WKI Holding Company, Inc., a Delaware corporation.
           --------

          "Borrowing" means Loans of the same Type made, converted or continued
           ---------
on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

          "Borrowing Base" means, at any time (subject to adjustment as provided
           --------------
in Section 5.09 (b)), an amount equal to the sum of (a) 85% of Eligible Accounts Receivable, net of Dilution Reserve, (b) 25% of Adjusted Eligible Raw Materials and (c) 50% of Adjusted Eligible Finished Goods, provided that the amounts
                                                 --------
derived from clauses (b) and (c) shall at no time exceed the lesser of (i) 85% of the most recent appraised value of inventory and (ii) during the first three fiscal quarters of any fiscal year, 125%, and at all other times, 100%, of the amount derived from clause (a) above. The Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate delivered to the Administrative Agent, absent any error in such Borrowing Base Certificate. The Borrowing Base shall be subject to reserves established from time to time by the Administrative Agent with any changes in such reserves to be effective ten days after delivery of notice thereof to the Borrower.

          "Borrowing Base Certificate" means a certificate in the form of
           --------------------------
Exhibit C or any other form approved by the Administrative Agent, together with
(a) all attachments contemplated thereby and (b) such other documentation as the Administrative Agent shall reasonably request.

          "Borrowing Request" means a request by the Borrower for a Borrowing in
           -----------------
accordance with Section 2.03.

          "Business Day" means any day that is not a Saturday, Sunday or other
           ------------
day on which commercial banks in New York City are authorized or required by law to remain closed, provided that, when used in connection with a Eurodollar Loan,
                  --------
the term "Business Day" shall also exclude any day on which banks are not open
          ------------
for dealings in dollar deposits in the London interbank market.

          "Capital Expenditures" means, for any period, (a) the additions to
           --------------------
property, plant and equipment and other capital expenditures of the Borrower and the consolidated Subsidiaries that are (or would be) set forth in a consolidated statement of cash flows of the Borrower for such period prepared in accordance with GAAP (excluding up to $10,000,000 of Capital Expenditures during any fiscal year to the extent such Capital Expenditures (i) are made to restore, repair or replace property, plant or equipment that has been damaged (ii) are made with insurance proceeds related to such damaged property, plant or equipment and
(iii) are made within 120 days after receipt of such insurance proceeds) and (b) Capital Lease Obligations incurred by the Borrower and the consolidated Subsidiaries during such period.

          "Capital Lease Obligations" of any Person means the obligations of
           -------------------------
such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

          "Change in Control" means (a) the acquisition of ownership, directly
           -----------------
or indirectly, beneficially or of record, by any Person or "group" within the meaning of the Exchange Act and the rules of the SEC thereunder as in effect on the date hereof (other than (x) any employee benefit plan of the Borrower or the Subsidiaries or (y) one or more Permitted Holders) of Equity Interests representing more than 35% of either the aggregate ordinary voting power or the aggregate equity value represented by the issued and outstanding Equity Interests in the Borrower; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by the board of directors of the Borrower nor (ii) appointed by directors so nominated; or (c) the occurrence of a change of control (or similar event) under the New Senior Subordinated Notes Documents or the New Term Loan Credit Agreement.

          "Change in Law" means (a) the adoption of any applicable law
           -------------
(statutory or common), treaty, rule, ordinance, judgment, decree, order, regulation or determination of an arbitrator after the date hereof, (b) any change in any applicable law (statutory or common), treaty, rule, ordinance, judgment, decree, order, regulation or determination of an arbitrator or in the interpretation or application thereof by any arbitrator or Governmental Authority after the date hereof or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.13(b), by any lending office of such Lender or by such Lender's or the Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any arbitrator or Governmental Authority made or issued after the date hereof.

          "CLO" means any entity (whether a corporation, partnership, trust or
           ---
otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an Affiliate of such Lender.

          "Code" means the Internal Revenue Code of 1986, as amended from time
           ----
to time.

          "Collateral" means any and all "Collateral", as defined in any
           ----------
applicable Security Document.

          "Collateral Agent" means JPMorgan Chase Bank, in its capacity as
           ----------------
collateral agent for the Lenders hereunder.

          "Collateral Agreement" means the Guarantee and Collateral Agreement
           --------------------
among the Borrower, the Subsidiary Loan Parties and the Collateral Agent, substantially in the form of Exhibit D.

          "Collateral and Guarantee Requirement" means the requirement that:
           ------------------------------------

          (a) the Collateral Agent shall have received from each Loan Party either (i) a counterpart of the Collateral Agreement duly executed and delivered on behalf of such Loan Party or (ii) in the case of any Person that becomes a Loan Party after the Effective Date, a supplement to the Collateral Agreement, in the form specified therein, duly executed and delivered on behalf of such Loan Party;

          (b) all outstanding Equity Interests of each Subsidiary owned by or on behalf of any Loan Party shall have been pledged pursuant to the Collateral Agreement (except that the Loan Parties shall not be required to pledge (i) more than 65% of the outstanding voting Equity Interests of any Foreign Subsidiary and (ii) Equity Interests to the extent that a pledge of such Equity Interests or the delivery of stock certificates for such Equity Interests (x) is prohibited by law or (y) in the case of Equity Interests of any Subsidiary in existence on the Effective Date that is not wholly-owned (directly or indirectly), is prohibited by the organizational documents of such Subsidiary or stockholder or similar agreement applicable to such Subsidiary, in each case as in effect on the Effective Date (in each case, as confirmed by a certificate of a Financial Officer or the Chief Legal Officer of the Borrower in form and substance reasonably satisfactory to the Collateral Agent)), and the Collateral Agent shall have received certificates or other instruments representing all such Equity Interests (subject to clause (ii) above), together with stock powers or other instruments of transfer with respect thereto endorsed in blank;

          (c) all Indebtedness of the Borrower and each Subsidiary that is owing to any Loan Party shall be evidenced by a promissory note and shall have been pledged pursuant to the Collateral Agreement and the Collateral Agent shall have received all such promissory notes, together with instruments of transfer with respect thereto endorsed in blank;

          (d) all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Collateral Agent to be filed, registered or recorded to create the Liens intended to be created by the Collateral Agreement and perfect such Liens to the extent required by, and with the priority required by, the Collateral Agreement, shall have been filed, registered or recorded or delivered to the Collateral Agent for filing, registration or recording;

          (e) the Collateral Agent shall have received (i) counterparts of a Mortgage with respect to each Mortgaged Property duly executed and delivered by the record owner of such Mortgaged Property, (ii) a policy or policies of title insurance issued by a nationally recognized title insurance company insuring the Lien of each such Mortgage as a valid first Lien on the Mortgaged Property described therein, free of any other Liens except as expressly permitted by Section 6.02, together with such endorsements, coinsurance and reinsurance as the Collateral Agent or the Required Lenders may reasonably request, and (iii) legal opinions and other documents as the Administrative Agent or the Required Lenders may reasonably request with respect to any such Mortgage or Mortgaged Property; and

          (f) each Loan Party shall have obtained all consents and approvals required to be obtained by it in connection with the execution and delivery of all Security Documents to which it is a party, the performance of its obligations thereunder and the granting by it of the Liens thereunder.

          "Commitment" means, with respect to each Lender, the commitment, if
           ----------
any, of such Lender to make Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.07 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to
Section 9.04.  The initial amount of each Lender's Commitment is set forth on
Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial aggregate amount of the Lenders' Commitments is $75,000,000.

          "Consolidated Cash Interest Expense" means, for any period, (a) the
           ----------------------------------
sum of (i) the interest expense (including imputed interest expense in respect of Capital Lease Obligations but excluding non-cash amounts attributable to amortization of financing costs paid in a previous period and, to the extent included in consolidated interest expense for such period, non-cash amounts attributable to amortization of debt discounts or accrued interest payable in kind for such period) of the Borrower and the Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, (ii) any interest accrued during such period in respect of Indebtedness of the Borrower or any Subsidiary that is required to be capitalized rather than included in consolidated interest expense for such period in accordance with GAAP (excluding non-cash amounts attributable to amortization of financing costs paid in a previous period and, to the extent included in consolidated interest expense for such period, non-cash amounts attributable to amortization of debt discounts or accrued interest payable in kind for such period) and (iii) any cash payments made during such period in respect of amortization of debt discounts or accrued interest payable in kind that were amortized or accrued in a previous period, minus (b) interest income of the Borrower and the Subsidiaries for such period,
-----
determined on a consolidated basis in accordance with GAAP, provided that for
                                                            --------
purposes of Section 6.15, Consolidated Cash Interest Expense for the four-quarter period ending on (x) March 31, 2003, shall be deemed to be Consolidated Cash Interest Expense for the fiscal quarter ending March 31, 2003, multiplied by four, (y) June 30, 2003, shall be deemed to be Consolidated Cash Interest Expense for the two-fiscal-quarter period ending on June 30, 2003, multiplied by two and (z) September 30, 2003, shall be deemed to be Consolidated Cash Interest Expense for the three-fiscal-quarter period ending on September 30, 2003, multiplied by 4/3.

          "Consolidated EBITDA" means, for any period, Consolidated Net Income
           -------------------
for such period plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) consolidated interest expense for such period, (ii) consolidated income tax expense for such period,
(iii) all amounts attributable to depreciation and amortization for such period and (iv) any non-cash, non-recurring charges for such period and any other non-cash charges properly classified as "extraordinary" under GAAP, and minus
(b) without duplication and to the extent included in determining such Consolidated Net Income, any extraordinary gains for such period, all determined on a consolidated basis in accordance with GAAP.

          "Consolidated Fixed Charges" means, for any period, the sum of (a)
           --------------------------
Consolidated Cash Interest Expense for such period, (b) the aggregate amount of scheduled principal payments made during such period in respect of Long-Term Indebtedness of the Borrower and the Subsidiaries (other than (i) payments made by the Borrower or any Subsidiary to the Borrower or a Subsidiary and (ii) payments made pursuant to this Agreement without a corresponding reduction in the Commitments), (c) the aggregate amount of Taxes paid in cash by the Borrower and the Subsidiaries during such period and (d) the aggregate amount of cash payments made during such period in respect of financing fees or similar costs, provided that for purposes of Section 6.15, Consolidated Fixed Charges for the
--------
four-quarter period ending on (x) March 31, 2003, shall be deemed to be Consolidated Fixed Charges for the fiscal quarter ending on March 31, 2003, multiplied by four, (y) June 30, 2003, shall be deemed to be Consolidated Fixed Charges for the two-fiscal-quarter period ending on June 30, 2003, multiplied by two and (z) September 30, 2003, shall be deemed to be Consolidated Fixed Charges for the three-fiscal-quarter period ending on September 30, 2003, multiplied by 4/3.

          "Consolidated Net Income" means, for any period, the net income or
           -----------------------
loss of the Borrower and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, provided that there shall be
                                            --------
excluded (a) the income of any Person (other than the Borrower) in which any other Person (other than the Borrower or any Subsidiary or any director holding qualifying shares in compliance with applicable law) owns an Equity Interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of the Subsidiaries during such period, and (b) the income or loss of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Borrower or any Subsidiary or the date that such Person's assets are acquired by the Borrower or any Subsidiary.

          "Control" means the possession, directly or indirectly, of the power
           -------
to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.
 -----------       ----------

          "Court" means the United States Bankruptcy Court for the Northern
           -----
District of Illinois, Eastern Division.

          "Default" means any event or condition which constitutes an Event of
           -------
Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

          "Dilution Percentage" means the quotient, expressed as a percentage,
           -------------------
of (a) the rolling twelve-month average of the total non-cash credits to accounts receivable in a month divided by (b) the gross billings in the same month, calculated in a manner satisfactory to the Administrative Agent.

          "Dilution Reserve" means an amount equal to the product of (a) the
           ----------------
Dilution Percentage multiplied by (b) the amount that would constitute Eligible Accounts Receivable prior to the implementation of the Dilution Reserve.

          "DIP Credit Agreement" means the Revolving Credit and Guarantee
           --------------------
Agreement dated as of May 31, 2002, as amended from time to time, among WKI Holdings Company, Inc., the subsidiaries party thereto, JPMorgan Chase Bank, as administrative agent and the lenders party thereto and all documents related thereto.

          "Disclosed Matters" means the actions, suits and proceedings and the
           -----------------
environmental matters disclosed in Schedule 3.06.

          "Disclosure Statement" means the Disclosure Statement pursuant to
           --------------------
Section 1125 of the Bankruptcy Code for the Emergence Plan.

          "dollars" or "$" refers to lawful money of the United States of
           -------      -
America.

          "Effective Date" means the date on which the conditions specified in
           --------------
Section 4.01 are satisfied (or waived in accordance with Section 9.02).

          "Eligible Accounts Receivable" means, on any date, the gross
           ----------------------------
outstanding balance on such date, determined in accordance with GAAP and stated on a basis consistent with the historical practices of the Borrower or the applicable Subsidiary Loan Party as of the date hereof, of Accounts of the Borrower and the Subsidiary Loan Parties less, without duplication, the aggregate amount of (a) all accrued rebates, (b) all trade discounts, (c) all finance charges, late fees and other fees that are unearned, (d) all reserves for service fees and such other fees or commissions or similar amounts that the Borrower or the Subsidiary Loan Parties have agreed to pay, (e) all cash received in respect of Accounts but not yet applied by the Borrower or the Subsidiary Loan Parties to reduce the amount of the Accounts and (f) any Account deemed ineligible for inclusion pursuant to any of clauses (i) through (xix) below or otherwise deemed by the Administrative Agent in its reasonable discretion to be ineligible for inclusion. Without limiting the foregoing, to qualify as an Eligible Account Receivable, an Account shall indicate as sole payee and as sole remittance party the Borrower or a Subsidiary Loan Party. Standards of eligibility may be fixed from time to time by the Administrative Agent in the exercise of its reasonable judgment, with any changes in such standards to be effective ten days after delivery of notice thereof to the Borrower. No Account shall be an Eligible Account Receivable if:

          (i) the Borrower and/or one or more Subsidiary Loan Parties do not have sole lawful and absolute title to such Account;

          (ii) the Account arises out of a sale made by the Borrower or a Subsidiary Loan Party to an employee, officer, agent, director, stockholder, or Affiliate of the Borrower or a Subsidiary Loan Party;

          (iii) the Account Debtor (x) is a creditor, (y) has or has asserted a right of set-off against the Borrower or a Subsidiary Loan Party (unless such Account Debtor has entered into a written agreement reasonably acceptable to the Administrative Agent to waive such set-off rights) or (z) has disputed its liability (whether by chargeback or otherwise) or made any asserted or unasserted claim with respect to the Account or any other Account of the Borrower or the Subsidiary Loan Party which has not been resolved, in each case, to the extent of the amount owed by such Borrower or Subsidiary Loan Party to the Account Debtor, the amount of such actual or asserted right of set-off, or the amount of such dispute or claim, as the case may be;

          (iv) the Account Debtor is insolvent or the subject of any bankruptcy case or insolvency proceeding of any kind (other than postpetition accounts payable of an Account Debtor that is a debtor-in-possession under the Bankruptcy Code (provided that Kmart
                                                     --------
     Corporation shall be subject to clause (xvi) of this definition) and reasonably acceptable to the Administrative Agent);

          (v) the Account is not payable in dollars or the Account Debtor is either not incorporated under the laws of the United States of America, any state thereof or the District of Columbia or is located outside or has its principal place of business or substantially all of its assets outside the United States;

          (vi) the sale to the Account Debtor is a bill and hold sale agreement, guaranteed sale, sale-and-return, ship-and-return, sale on approval, extended terms or consignment or on any other similar basis or made pursuant to any other agreement providing for repurchase or return of any merchandise which has been claimed to be defective or otherwise unsatisfactory;

          (vii) the goods giving rise to such Account have not been shipped and title has not been transferred to the Account Debtor, or the Account represents a progress-billing or otherwise does not represent a completed sale; for purposes hereof, "progress-billing" means any invoice for goods
                                 ----------------
     sold or leased or services rendered under a contract or agreement pursuant to which the Account Debtor's obligation to pay such invoice is conditioned upon the Borrower's or the applicable Subsidiary Loan Party's completion of any further performance under the contract or agreement;

          (viii) the Account does not comply in all material respects with the requirements of all applicable laws and regulations, whether Federal, state or local, including the Federal Consumer Credit Protection Act of 1968, the Federal Truth in Lending Act of 1968 and Regulation Z of the Board;

          (ix) the Account is subject to any adverse security deposit, retainage or other similar advance made by or for the benefit of the Account Debtor, in each case to the extent thereof;

          (x) the Account is unpaid more than 60 days from the original due date;

          (xi) the Account was not paid in full, and the Borrower or the Subsidiary Loan Party created a new receivable for the unpaid portion of the Account without the agreement of the customer, including chargebacks, debit memos and other adjustments for unauthorized deductions;

          (xii) the Account balance with an Account Debtor that is over 60 days from the original due date represents greater than 50% of all Accounts of such Account Debtor, in which case no Account of such Account Debtor shall be included within Eligible Accounts Receivable;

          (xiii) the Account (A) is not subject to a valid and perfected first priority Lien in favor of the Collateral Agent for the benefit of the Secured Parties, subject to no other Liens other than the Liens (if any) permitted by Section 6.02 or (B) does not otherwise conform in all material respects to the representations and warranties contained in the Collateral Agreement relating to Accounts;

          (xiv) as to all or any part of such Account, a check, promissory note, draft, trade acceptance or other Instrument for the payment of money has been received, presented for payment and returned uncollected for any reason;

          (xv) the Account has been written off the books of the Borrower or the Subsidiary Loan Party or has been otherwise designated as uncollectible;

          (xvi) inclusion of such Account as an Eligible Account Receivable would cause the aggregate amount of the Eligible Accounts Receivable with respect to the particular Account Debtor and its Affiliates to exceed (A) 10% of the total Eligible Accounts Receivable for Accounts which are not rated Investment Grade, or (B) 20% of the total Eligible Accounts Receivable for Accounts which are rated Investment Grade, provided that (x)
                                                               --------
     the foregoing limitation shall not apply to the Account Debtor Wal-Mart Stores, Inc. if the long-term senior unsecured debt of Wal-Mart Stores, Inc. is rated Investment Grade or (y) with respect to Account Debtor Kmart Corporation, the amount of the Eligible Accounts Receivable of Kmart Corporation shall not exceed 13% (or such greater percentage not to exceed 16% that the Administrative Agent shall determine in its sole discretion) of the total Eligible Accounts Receivable;

          (xvii) the Account is a non-trade Account, or relates to payments for interest;

          (xviii)     the Account Debtor is the United States of America or any
     department, agency or instrumentality thereof, unless the Borrower or the Subsidiary Loan Party, duly assigns its rights to payment of such Account to the Collateral Agent pursuant to the Assignment of Claims Act of 1940, as amended, which assignment and related documents and filings shall be in form and substance reasonably satisfactory to the Collateral Agent; or

          (xix) such Account is an account receivable generated by the "Continuity" business of the Borrower.

          In determining the aggregate amount of Accounts from the same Account Debtor that are unpaid more than 60 days from the due date pursuant to clause
(x) above, there shall be
excluded the amount of any net credit balances relating to Accounts with invoice dates more than 60 days from the due date.

          "Eligible Finished Goods" means, on any date, all Eligible Inventory
           -----------------------
that qualifies as "Finished Goods" on such date (determined in good faith by the Borrower or the applicable Subsidiary Loan Party, as shown on the Borrower's or such Subsidiary Loan Party's perpetual inventory records in accordance with its current and historical accounting practices).

          "Eligible Inventory" means, on any date, the Inventory Value of the
           ------------------
Borrower and the Subsidiary Loan Parties at the time of such determination other than any Inventory that is not eligible for inclusion pursuant to any of clauses
(a) through (l) below, minus any reserve otherwise deemed by the Administrative Agent in its reasonable discretion. Without limiting the foregoing, to qualify as "Eligible Inventory" no person other than the Borrower or the Subsidiary Loan Parties shall have any direct or indirect ownership, interest or title to such Inventory and no person other than the Borrower or the Subsidiary Loan Parties shall be indicated on any purchase order or invoice with respect to such Inventory as having or purporting to have an interest therein. Unless approved in writing by the Administrative Agent, no Inventory shall be deemed Eligible Inventory if:

          (a) the Borrower or the Subsidiary Loan Party does not have sole and good, valid and unencumbered title thereto;

          (b)     the Inventory is not located in the United States;

          (c) the Inventory (i) is not located on property owned by the Borrower or a Subsidiary Loan Party, (ii) is located in a third party warehouse or on property leased by the Borrower or a Subsidiary Loan Party (including retail stores) unless the Borrower or such Subsidiary Loan Party has obtained a landlord or bailee waiver in form and substance acceptable to the Administrative Agent (provided that despite any failure to obtain such a waiver, Inventory located in a warehouse leased by the Borrower or a Subsidiary Loan Party shall nonetheless be deemed Eligible Inventory during the period ending 30 days after the date of this Agreement) and, in the case of retail stores, the Administrative Agent in its sole discretion so permits after its evaluation of the Borrowing Base pursuant to the last sentence of Section 5.09(b) or (iii) is located at a closed facility owned by the Borrower or a Subsidiary Loan Party;

          (d) the Inventory is operating supplies, packaging or shipping materials, cartons, repair parts, labels or miscellaneous spare parts;

          (e) the Inventory is silicone mixed with ingredients, or sourced and wire accessories, or fabricated and plastic accessories or customized product;

          (f) the Inventory is not subject to a valid and perfected first priority Lien in favor of the Collateral Agent for the benefit of the Secured Parties;

          (g) unless such Inventory qualifies as "Eligible Raw Materials", the Inventory is classified as work in process by the Borrower or a Subsidiary Loan Party or requires further manufacturing or processing;

          (h) the Inventory is consigned or at a customer location but still accounted for in the Borrower's or the Subsidiary Loan Party's perpetual inventory balance;

          (i) the Inventory is being processed offsite at a third party location or outside processor, or is in-transit to or from the said third party location or outside processor, unless subject to a processor waiver or other similar waiver in form and substance acceptable to the Administrative Agent;

          (j) the Inventory is identified as overstock, excess or obsolete by the Borrower or a Subsidiary Loan Party;

          (k) the Inventory is used as a sample or prototype, displays or display items, not first quality or non-saleable or it has been returned by a customer; or

          (l) the Inventory is identified as a warranty item or designated return to vendor or the Borrower or a Subsidiary Loan Party.

          "Eligible Raw Materials" means, on any date, Eligible Inventory that
           ----------------------
qualifies as Raw Materials on such date (as determined in good faith by the Borrower or the applicable Subsidiary Loan Party, as shown on the Borrower's or such Subsidiary Loan Party's perpetual inventory records in accordance with its current and historical accounting practices).

          "Emergence Plan" means the Second Amended Joint Plan of Reorganization
           --------------
of World Kitchen, Inc., WKI Holding Company, Inc. and its Subsidiary Debtors dated November 15, 2002, as modified on December 23, 2002, and confirmed on December 23, 2002 .

          "Environmental Laws" means all laws, rules, regulations, codes,
           ------------------
ordinances, statutes, permits, licenses, authorizations, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by or with any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the presence, management or Release of any Hazardous Material or to health and safety matters.

          "Environmental Liability" means any liability, contingent or otherwise
           -----------------------
(including any liability for damages, costs of investigation or environmental remediation, costs of enforcement proceedings, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) compliance with or violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the actual or alleged presence or Release of any Hazardous Materials into the environment or
(e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

          "Equity Interests" means shares of capital stock, partnership
           ----------------
interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
amended from time to time.

          "ERISA Affiliate" means any trade or business (whether or not
           ---------------
incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

          "ERISA Event" means (a) any "reportable event", as defined in Section
           -----------
4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan;
(e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

          "Eurodollar", when used in reference to any Loan or Borrowing, refers
           ----------
to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

          "Event of Default" has the meaning assigned to such term in Article
           ----------------
VII.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended
           ------------
from time to time.

          "Excluded Inventory" has the meaning assigned to such term in the
           ------------------
Collateral Agreement.

          "Excluded Taxes" means, with respect to the Administrative Agent, any
           --------------
Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction described in clause (a) above and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.17(b)), any withholding tax that (i) is in effect and would apply to amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to any withholding tax pursuant to Section 2.15(a), or (ii) is attributable to such Foreign Lender's failure to comply with Section 2.15(e).

          "Exposure" means, with respect to any Lender at any time, the sum of
           --------
the outstanding principal amount of such Lender's Loans and its LC Exposure at such time.

          "Federal Funds Effective Rate" means, for any day, the weighted
           ----------------------------
average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

          "Financial Officer" means the chief financial officer, principal
           -----------------
accounting officer, treasurer or controller of the Borrower.

          "Financing Transactions" means (a) the execution, delivery and
           ----------------------
performance by each Loan Party of the Loan Documents to which it is to be a party, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder, (b) the execution, delivery and performance by each Loan Party of the New Senior Subordinated Notes Documents to which it is to be a party, the issuance of the New Senior Subordinated Notes and the use of the proceeds thereof and (c) the execution, delivery and performance by each Loan party of the New Term Loan Credit Agreement and all documents related thereto to which it is a party, the borrowing of the loans thereunder and the use of proceeds thereof.

          "Finished Goods" means goods that require no additional processing or
           --------------
manufacturing that will be sold by the Borrower or a Subsidiary Loan Party in the ordinary course of business.

          "Foreign Lender" means any Lender that is organized under the laws of
           --------------
a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

          "Foreign Subsidiary" means any Subsidiary that is  organized under the
           ------------------
laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

          "GAAP" means generally accepted accounting principles in the United
           ----
States of America.

          "Governmental Authority" means the government of the United States of
           ----------------------
America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

          "Guarantee" of or by any Person (the "guarantor") means any
           ---------                            ---------
obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or
                   ---------------
indirectly, and including any obligation of the guarantor, direct or indirect,
(a) to purchase or pay (or advance or supply funds for the purchase or payment
of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation, provided that the term Guarantee shall not include
                            --------
endorsements for collection or deposit in the ordinary course of business.

          "Hazardous Materials" means all (a) explosive, radioactive, hazardous
           -------------------
or toxic materials, substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and (b) other substances, materials, chemicals or wastes that in relevant form or concentration are limited, prohibited or regulated pursuant to any Environmental Law.

          "Indebtedness" of any Person means, without duplication, (a) all
           ------------
obligations of such Person for borrowed money or with respect to deposits or advances of any kind paid or deemed paid to such Person, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid,
(d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

          "Indemnified Taxes" means Taxes other than Excluded Taxes.
           -----------------

          "Intercreditor Agreement" means the Intercreditor Agreement dated the
           -----------------------
Effective Date among the Collateral Agent, the Loan Parties, the collateral agent under the New Term Loan Credit Agreement and the trustee for the New Senior Subordinated Notes, substantially in the form of Exhibit E.

          "Interest Election Request" means a request by the Borrower to convert
           -------------------------
or continue a Borrowing in accordance with Section 2.06.

          "Interest Payment Date" means (a) with respect to any ABR Loan, the
           ---------------------
last Business Day of each March, June, September and December and (b) with respect to any Eurodollar Loan, the last Business Day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period.

          "Interest Period" means, with respect to any Eurodollar Borrowing, the
           ---------------
period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect, provided that (a) if any Interest Period
                                       --------
would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

          "Inventory" means all Raw Materials and Finished Goods held by the
           ---------
Borrower or a Subsidiary Loan Party in the normal course of business.

          "Inventory Reserves" means reserves against Inventory equal to the sum
           ------------------
of the following:

          (m) a reserve for shrink, or discrepancies that arise pertaining to inventory quantities on hand between the Borrower's or the Subsidiary Loan Party's perpetual accounting system, and physical counts of the inventory that will be equal to the greater of 2% or the results of the physical inventory counts taken over the past 12 months with the variance expressed as a percentage of sales;

          (n) a reserve determined by the Administrative Agent for Inventory that is discontinued or slow-moving;

          (o) a reserve for Inventory that is recognized as damaged, off quality, or not to customer specifications by the Borrower or a Subsidiary Loan Party;

          (p) a revaluation reserve whereby capitalized favorable variances shall be deducted from Eligible Inventory and unfavorable variances shall not be added to Eligible Inventory;

          (q) a lower of cost or market reserve for any differences between the Borrower's or the Subsidiary Loan Party's actual cost to produce versus its selling price to third parties, determined on a product line basis; and

          (r) any other reserve as deemed appropriate by the Administrative Agent, from time to time in its reasonable discretion.

          "Inventory Value" means, on any date, with respect to any Inventory of
           ---------------
the Borrower and the Subsidiary Loan Parties, the standard cost of such Inventory carried on the perpetual records of the Borrower or such Subsidiary Loan Party stated on a basis consistent with its current and historical accounting practices, in dollars, determined in accordance with the standard cost method of accounting less (i) any markup on Inventory from an Affiliate and
(ii) to the event variances under the standard cost method (a) are capitalized, favorable variances shall be deducted from Eligible Inventory, and unfavorable variances shall not be added to Eligible Inventory, and (b) are expensed, a reserve shall be determined as appropriate in order to adjust the standard cost of Eligible Inventory to approximate actual cost.

          "Investment Grade" means a rating of BBB or better by Standards and
           ----------------
Poor's Rating Group, a rating of Ba3 or better by Moody's Investors Services, Inc. or a comparable rating by a third-party rating agency reasonably acceptable to the Administrative Agent.

          "Issuing Bank" means JPMorgan Chase Bank, in its capacity as the
           ------------
issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.04(i). The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

          "LC Disbursement" means a payment made by the Issuing Bank pursuant to
           ---------------
a Letter of Credit.

          "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn
           -----------
amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

          "Lenders" means the Persons listed on Schedule 2.01 and any other
           -------
Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

          "Letter of Credit" means any letter of credit issued pursuant to this
           ----------------
Agreement and any letter of credit existing on the date hereof and set forth on
Schedule 1.01(a).

          "Leverage Ratio" means, on any date, the ratio of (a) Total
           --------------
Indebtedness as of such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Borrower ended on such date (or, if such date is not the last day of a fiscal quarter, ended on the last day of the fiscal quarter of the Borrower most recently ended prior to such date).

          "LIBO Rate" means, with respect to any Eurodollar Borrowing for any
           ---------
Interest Period, the rate appearing on Page 3750 of the Dow Jones Market Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate"
                                                                  ---------
with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

          "Lien" means, with respect to any asset, (a) any mortgage, deed of
           ----
trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

          "Loan Documents" means this Agreement, the Collateral Agreement, the
           --------------
Intercreditor Agreement, the other Security Documents and the documentation relating to any Letter of Credit issued hereunder.

          "Loan Parties" means the Borrower and the Subsidiary Loan Parties.
           ------------

          "Loans" means the loans made by the Lenders to the Borrower pursuant
           -----
to this Agreement.

          "Lockbox Agreement" has the meaning assigned to such term in the
           -----------------
Collateral Agreement.

          "Long-Term Indebtedness" means any Indebtedness that, in accordance
           ----------------------
with GAAP, constitutes (or, when incurred, constituted) a long-term liability.

          "Margin Stock" means "margin stock" as such term is defined in
           ------------
Regulation U of the Board.

          "Material Adverse Effect" means a material adverse effect on (a) the
           -----------------------
business, operations, properties, assets, condition (financial or otherwise), liabilities (including contingent liabilities) or prospects of the Borrower and the Subsidiaries, taken as a whole, (b) the ability of the Loan Parties, taken as a whole, to perform any of their obligations under any Loan Document or (c) the rights of or benefits available to the Lenders under any Loan Document.

          "Material Indebtedness" means Indebtedness (other than the Loans and
           ---------------------
Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of the Borrower and the Subsidiaries in an aggregate principal amount exceeding $5,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Borrower or any Subsidiary in
     ----------------
respect of any Swap Agreement at any time shall be the maximum aggregate amount

(giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

          "Maximum Rate" has the meaning assigned to such term in Section 9.13.
           ------------

          "Moody's" means Moody's Investors Service, Inc.
           -------

          "Mortgage" means a mortgage, deed of trust, assignment of leases and
           --------
rents, leasehold mortgage or other security document granting a Lien on any Mortgaged Property to secure the Obligations. Each Mortgage shall be reasonably satisfactory in form and substance to the Collateral Agent.

          "Mortgaged Property" means, initially, each parcel of real property
           ------------------
and the improvements thereto owned by a Loan Party and identified as a "Mortgaged Property" on Schedule 3.05, and includes each other parcel of real property and improvements thereto with respect to which a Mortgage is granted pursuant to Section 5.12 or 5.13.

          "Multiemployer Plan" means a multiemployer plan as defined in Section
           ------------------
4001(a)(3) of ERISA.

          "Net Proceeds" means, with respect to any event (a) the cash proceeds
           ------------
received in respect of such event including (i) any cash received in respect of any non-cash proceeds, but only as and when received, (ii) in the case of a casualty, insurance proceeds, and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid by the Borrower and the Subsidiaries to third parties (other than Affiliates) in connection with such event, (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made by the Borrower and the Subsidiaries as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, and (iii) the amount of all taxes paid (or reasonably estimated to be payable) by the Borrower and the Subsidiaries, and the amount of any reserves established by the Borrower and the Subsidiaries to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by a Financial Officer of the Borrower).

          "New Senior Subordinated Notes" means the Senior Subordinated Notes
           -----------------------------
Due 2010 to be issued by the Borrower on the Effective Date in the aggregate principal amount of $123,150,000 and the Indebtedness represented thereby.

          "New Senior Subordinated Notes Documents" means the indenture under
           ---------------------------------------
which the New Senior Subordinated Notes are issued and all other agreements, instruments and other documents evidencing or governing the New Senior Subordinated Notes or providing for any Guarantee or other right or support in respect thereof.

          "New Term Loan Credit Agreement" means the Credit Agreement dated the
           ------------------------------
date hereof, as amended from time to time, among WKI Holding Company, Inc., JPMorgan Chase Bank, as Administrative Agent and the lenders party thereto and all documents related thereto.

          "Obligations" has the meaning assigned to such term in the Collateral
           -----------
Agreement.

          "Old Credit Agreement" means the Amended and Restated Credit Agreement
           --------------------
dated as of April 12, 2001, as amended from time to time, among WKI Holding Company, Inc., JPMorgan Chase Bank, Citibank, N.A., Bankers Trust Company and the lenders party thereto and all documents related thereto.

          "Old Subsidiaries" means the subsidiaries of Old WKI that, prior to
           ----------------
the Reorganization, are debtors-in-possession under the Bankruptcy Code.

          "Old WKI" means WKI Holding Company, Inc., a Delaware corporation
           -------
that, prior to the Reorganization, was a debtor-in-possession under the Bankruptcy Code.

          "Order" means the order or orders of the Court confirming the
           -----
Emergence Plan and approving the Reorganization, the Financing Transactions and all related documentation contemplated thereby.

          "Other Taxes" means any and all present or future recording, stamp,
           -----------
documentary, excise, transfer, sales, property or similar taxes, charges or levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

          "PBGC" means the Pension Benefit Guaranty Corporation referred to and
           ----
defined in ERISA and any successor entity performing similar functions.

          "Perfection Certificate" means a certificate in substantially the form
           ----------------------
of Exhibit II to the Collateral Agreement or any other form approved by the Collateral Agent.

          "Permitted Encumbrances" means:
           ----------------------

          (g) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.05;

          (h) carriers', warehousemen's, landlords', mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with
     Section 5.05;

          (i)     pledges and deposits made in the ordinary course of business
     (x) in compliance with workers' compensation, unemployment insurance and other social security laws or regulations and (y) to utility companies;

          (j) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

          (k) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII; and

          (l) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

provided that the term "Permitted Encumbrances" shall not include any Lien
--------                ----------------------
securing Indebtedness.

          "Permitted Holders" means the Class 6 Creditors (as defined in the
           -----------------
Disclosure Statement) that are parties to the Stockholders' Agreement.

          "Permitted Investments" means:
           ---------------------

          (m) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

          (n) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's;

          (o) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof having a combined capital, surplus and undivided profits of not less than $250,000,000; and

          (p) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above.

          "Person" means any natural person, corporation, limited liability
           ------
company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

          "Plan" means any employee pension benefit plan (other than a
           ----
Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

          "Prime Rate" means the rate of interest per annum publicly announced
           ----------
from time to time by JPMorgan Chase Bank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

          "Raw Materials" means materials used or consumed in the manufacturing
           -------------
of goods to be sold by the Borrower or a Subsidiary Loan Party in the ordinary course of business, including but not limited to slit coiled steel, silicone, sand, chemicals and additives.

          "Register" has the meaning assigned to such term in Section 9.04.
           --------

          "Related Parties" means, with respect to any specified Person, such
           ---------------
Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

          "Release" means any actual or threatened release, spill, emission,
           -------
leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within any building, structure, facility or fixture.

          "Reorganization" has the meaning assigned to such term in the
           --------------
Emergence Plan.

          "Required Lenders" means, at any time, Lenders having Exposures and
           ----------------
unused Commitments representing more than 50% of the sum of the total Exposures and unused Commitments at such time.

          "Restricted Payment" means any dividend or other distribution (whether
           ------------------
in cash, securities or other property) with respect to any Equity Interests in the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancelation or termination of any Equity Interests in the Borrower or any Subsidiary or any performance unit, stock appreciation right, phantom stock right or other right the price or value of which is linked to the price or value of any Equity Interests in the Borrower or any Subsidiary or any option, warrant or other right to acquire any such Equity Interests in the Borrower or any Subsidiary.

          "Revolving Availability Period" means the period from and including
           -----------------------------
the Effective Date to but excluding the earlier of the Revolving Maturity Date and the date of termination of the Commitments.

          "Revolving Maturity Date" means September 30, 2007.
           -----------------------

          "SEC" means the Securities and Exchange Commission, or any
           ---
Governmental Authority succeeding to any of its principal functions.

          "S&P" means Standard & Poor's.
           ---

          "Security Documents" means the Collateral Agreement, the Mortgages,
           ------------------
the Lockbox Agreement and each other security agreement or other instrument or document executed and delivered pursuant to Section 5.12 or 5.13 to secure any of the Obligations.

          "Statutory Reserve Rate" means a fraction (expressed as a decimal),
           ----------------------
the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

          "Stockholders' Agreement" means the Stockholders' and Registration
           -----------------------
Rights Agreement filed as an exhibit to the Emergence Plan and deemed to become effective as of the effective date of the Emergence Plan among the Borrower and each Person receiving new common stock pursuant to the Emergence Plan.

          "subsidiary" means, with respect to any Person (the "parent") at any
           ----------                                          ------
date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

          "Subsidiary" means any subsidiary of the Borrower after giving effect
           ----------
to the Reorganization.

          "Subsidiary Loan Party" means any Subsidiary that is not a Foreign
           ---------------------
Subsidiary.

          "Swap Agreement" means any agreement with respect to any swap,
           --------------
forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions, provided that
                                                                  --------
no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Swap Agreement.

          "Taxes" means any and all present or future taxes, levies, imposts,
           -----
duties, deductions, charges or withholdings imposed by any Governmental
Authority.

          "Total Indebtedness" means, as of any date, the sum of (a) the
           ------------------
aggregate principal amount of Indebtedness of the Borrower and the Subsidiaries outstanding as of such date, in the amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP, plus (b) the aggregate principal amount of Indebtedness of the Borrower and the Subsidiaries outstanding as of such date that is not required to be reflected on a balance sheet in accordance with GAAP, determined on a consolidated basis, provided that, for purposes of clause (b) above, the term "Indebtedness" shall
--------                                                   ------------
not include contingent obligations of the Borrower or any Subsidiary as an account party in respect of any letter of credit or letter of guaranty unless such letter of credit or letter of guaranty supports an obligation that constitutes Indebtedness.

          "Transactions" means the Reorganization and the Financing
           ------------
Transactions.

          "Type", when used in reference to any Loan or Borrowing, refers to
           ----
whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

          "Withdrawal Liability" means liability to a Multiemployer Plan as a
           --------------------
result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

          SECTION 1.02.  Classification of Loans and Borrowings.  For purposes
                         ---------------------------------------
of this Agreement, Loans may be classified and referred to by Type (e.g., a
                                                                    ----
"Eurodollar Loan"). Borrowings also may be classified and referred to by Type (e.g., a "Eurodollar Borrowing").
 ----

          SECTION 1.03.  Terms Generally.  The definitions of terms herein shall
                         ----------------
apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),
(b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

          SECTION 1.04.  Accounting Terms; GAAP.  Except as otherwise expressly
                         -----------------------
provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time, provided
                                                                   --------
that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                                   ARTICLE II

                                   THE CREDITS

          SECTION 2.01.  Commitments.  Subject to the terms and conditions set
                         ------------
forth herein, each Lender agrees to make Loans to the Borrower from time to time during the Revolving Availability Period in an aggregate principal amount that will not result in (i) such Lender's Exposure exceeding such Lender's Commitment or (ii) the total Exposures exceeding the Available Amount. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Loans.

          SECTION 2.02.  Loans and Borrowings.      Each  Loan shall be made as
                         ---------------------
part of a Borrowing consisting of Loans of the same Type made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder, provided that the Commitments of the
                                     --------
Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

          (b) Subject to Section 2.12, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith, provided that all Borrowings made on the Effective Date
                     --------
must be made as ABR Borrowings. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan, provided that any exercise of such option shall not
                          --------
affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

          (c) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $2,500,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000, provided that an ABR
                                                            --------
Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.04(e). Borrowings of more than one Type may be outstanding at the same time, provided
                                                                      --------
that there shall not at any time be more than a total of 15 Eurodollar Borrowings outstanding.

          (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Revolving Maturity Date.

          SECTION 2.03.  Requests for Borrowings.  To request a Borrowing, the
                         ------------------------
Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 12:00 noon, New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing, provided that any such notice of an ABR
                                    --------
Borrowing to finance the reimbursement of an LC Disbursement as contemplated by
Section 2.04(e) shall be given not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

          (i)     the aggregate amount of such Borrowing;

          (ii)     the date of such Borrowing, which shall be a Business Day;

          (iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

          (iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

          (v) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of
     Section 2.05.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

          SECTION 2.04.  Letters of Credit.      General.  Subject to the terms
                         ------------------      --------
and conditions set forth herein, the Borrower may request the issuance of Letters of Credit for its own account, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time after the Effective Date and before the date that is five business days prior to the Revolving Maturity Date. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

          (b)     Notice of Issuance, Amendment, Renewal, Extension; Certain
                  ----------------------------------------------------------
Conditions.  To request the issuance of a Letter of Credit (or the amendment,
-----------
renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication or by telephonic notice so long as promptly followed by hand delivery or telecopy or electronic communication, in each case if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $25,000,000 and (ii) the total Exposures shall not exceed the Available Amount.

          (c)     Expiration Date.  Each Letter of Credit shall expire at or
                  ----------------
prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Revolving Maturity Date.

          (d)     Participations.  By the issuance of a Letter of Credit (or an
                  ---------------
amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender's Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

          (e)     Reimbursement.  If the Issuing Bank shall make any LC
                  --------------
Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt, provided that
                                                                 --------
the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with an ABR Borrowing in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Borrowing. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.05 with respect to Loans made by such Lender (and Section
2.05 shall apply, mutatis mutandis, to the payment obligations of the Lenders),
                  ------- --------
and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

          (f)     Obligations Absolute.  The Borrower's obligation to reimburse
                  ---------------------
LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, any application for the issuance of a Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder. None of the Administrative Agent, the Lenders, the Issuing Bank, or any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank, provided that the foregoing shall not be construed to excuse the Issuing
      --------
Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or wilful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

          (g)     Disbursement Procedures.  The Issuing Bank shall, promptly
                  ------------------------
following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder, provided that any failure to give or
                                         --------
delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such LC Disbursement.

          (h)     Interim Interest.  If the Issuing Bank shall make any LC
                  -----------------
Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Loans, provided that,
                                                                  --------
if the Borrower fails to reimburse such LC Disbursement when due or finance such LC Disbursement with an ABR Borrowing pursuant to paragraph (e) of this Section, then Section 2.11(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

          (i)     Replacement of the Issuing Bank.  The Issuing Bank may be
                  --------------------------------
replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.10(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing

Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

          (j)     Cash Collateralization.  If the Commitments have been
                  -----------------------
terminated or the maturity of the Loans has been accelerated, on the Business Day that the Borrower receives notice of such acceleration or termination from the Administrative Agent or the Required Lenders, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to 105% of the LC Exposure as of such date plus any accrued and unpaid interest thereon, provided that the obligation to deposit such cash collateral shall become
--------
effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of
Article VII. The Borrower also shall deposit cash collateral pursuant to this paragraph as and to the extent required by Section 2.09(b), and any such cash collateral so deposited and held by the Administrative Agent hereunder shall constitute part of the Borrowing Base for purposes of determining compliance with Section 2.09(b). Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account deposited pursuant to the first sentence of this clause (j) or pursuant to Section 2.09(b) shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other obligations of the Borrower under this Agreement. If the maturity of the Loans has been accelerated, moneys in such account deposited pursuant to Section 2.09(c) shall be applied to satisfy the obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived. If the Borrower is required to provide an amount of cash collateral hereunder pursuant to Section 2.09(b) or elects to provide cash collateral pursuant to
Section 2.09(c), such amount (to the extent not applied as aforesaid) shall be returned to the Borrower as and to the extent that, after giving effect to such return, the Borrower would remain in compliance with Section 2.09(b) or (c) and no Event of Default shall have occurred and be continuing.

          SECTION 2.05.  Funding of Borrowings.      Each Lender shall make each
                         ----------------------
Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 3:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative

Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City and designated by the Borrower in the applicable Borrowing Request, provided that ABR Loans made to finance the
                                  --------
reimbursement of an LC Disbursement as provided in Section 2.04(e) shall be remitted by the Administrative Agent to the Issuing Bank.

          (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at
(i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

          SECTION 2.06.  Interest Elections.      Each Borrowing initially shall
                         -------------------
be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request (or in Section 2.03 if no Interest Period is specified in such Borrowing Request). Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

          (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

          (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02 and paragraph
(f) of this Section:

          (ii) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

          (iii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

          (iv) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

          (v) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

          (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

          (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

          SECTION 2.07.  Termination and Reduction of Commitments.      Unless
                         -----------------------------------------
previously terminated, the Commitments shall terminate on the Revolving Maturity Date.

          (b) The Borrower may at any time terminate, or from time to time reduce, the Commitments, provided that (i) each reduction of the Commitments
                         --------
shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.09, the total Exposures would exceed the total Commitments.

          (c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable, provided that a notice
                                                        --------
of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

          SECTION 2.08.  Repayment of Loans; Evidence of Debt.      The Borrower
                         -------------------------------------
hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan of such Lender on the Revolving Maturity Date.

          (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

          (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

          (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the
                                              ----- -----
existence and amounts of the obligations recorded therein, provided that the
                                                           --------
failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

          (e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

          SECTION 2.09.  Prepayment of Loans.      The Borrower shall have the
                         --------------------
right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section.

          (b) In the event and on such occasion that the total Exposures exceeds the Available Amount, the Borrower shall prepay Borrowings (or, if no such Borrowings are outstanding, deposit cash collateral in an account with the Administrative Agent pursuant to Section 2.04(j)) in an aggregate amount equal to such excess.

          (c)     The Borrower shall (i) repay or prepay outstanding Loans and
(ii) refrain from making additional Borrowings or requesting the issuance of additional Letters of Credit to the extent necessary in order that there shall be (a) a period of 15 consecutive days in fiscal year 2004 of the Borrower and
(b) a period of 30 consecutive days in each fiscal year thereafter, during which the total Exposures (excluding the LC Exposure) is equal to zero, provided that
                                                                  --------
the Borrower may elect at the commencement of any such period to deposit cash collateral in an account with the Administrative Agent (pursuant to Section 2.04(j)) in an amount equal to $4,000,000, in which case the total Exposures (excluding the LC Exposure) shall be reduced to not more than $4,000,000.

          (d) Prior to any optional or mandatory prepayment of Borrowings hereunder, the Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (e) of this Section.

          (e) The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 12:00 noon, New York City time, three Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 12:00 noon, New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment, provided that, if a notice of optional prepayment is given in connection with a
--------
conditional notice of termination of the Commitments as contemplated by Section 2.07, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.07. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.11.

          SECTION 2.10.  Fees.     for the account of each Lender a commitment
                         -----
fee, which shall accrue at the rate of 0.50% on the average daily unused amount of the Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which such Commitment terminates. Accrued commitment fees shall be payable in arrears on the last Business Day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

          (b) The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate as interest on Eurodollar Loans on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate of 0.25% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date, provided that all such
                                                          --------
fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within ten Business Days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

          (c) The Borrower agrees to pay to the Administrative Agent, for its own account, fees (including collateral monitoring fees) payable in the amounts and at the times separately agreed upon in writing between the Borrower and the Administrative Agent.

          (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

          SECTION 2.11.  Interest.      The Loans composing each ABR Borrowing
                         ---------
shall bear interest at the Alternate Base Rate plus the Applicable Rate.

          (b) The Loans composing each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

          (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

          (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Commitments, provided that (i) interest accrued pursuant to paragraph (c) of
             --------
this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the end of the Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

          (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

          SECTION 2.12.  Alternate Rate of Interest.  If prior to the
                         ---------------------------
commencement of any Interest Period for a Eurodollar Borrowing:

          (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

          (b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

          SECTION 2.13.  Increased Costs.      If any Change in Law shall:
                         ----------------

          (ii) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank; or

          (iii) impose on any Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

          (b) If any Lender or the Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

          (c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within ten Business Days after receipt thereof.

          (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation, provided
                                                                       --------
that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Bank's intention to claim compensation therefor; provided, further, that, if the Change
                                          --------  -------
in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

          SECTION 2.14.  Break Funding Payments.  In the event of (a) the
                         -----------------------
payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.09(e) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.17, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate that such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

          SECTION 2.15.  Taxes.      Any and all payments by or on account of
                         ------
any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes, provided that if the Borrower shall be required to deduct any
             --------
Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

          (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

          (c) The Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

          (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

          (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate, provided that such Foreign Lender has received
                                  --------
written notice from the Borrower advising it of the availability of such exemption or reduction and supplying all applicable documentation.

          SECTION 2.16.  Payments Generally; Pro Rata Treatment; Sharing of
                         --------------------------------------------------
Set-offs.      The Borrower shall make each payment required to be made by it
---------
hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.13,
2.14 or 2.15, or otherwise) not later than the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, not later than 12:00 noon, New York City time), on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except payments to be made directly to the Issuing Bank as expressly provided herein and except that payments pursuant to Sections 2.13, 2.14, 2.15 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate Person promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in dollars.

          (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

          (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC

Disbursements, provided that (i) if any such participations are purchased and
               --------
all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

          (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

          (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(d) or (e), 2.05(b), 2.16(d) or 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

          SECTION 2.17.  Mitigation Obligations; Replacement of Lenders.      If
                         -----------------------------------------------
any Lender requests compensation under Section 2.13, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.13 or 2.15, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

          (b) If any Lender requests compensation under Section 2.13, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in
Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that (i) the Borrower
                                              --------
shall have received the prior written consent of the Administrative Agent and the Issuing Bank, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section
2.13 or payments required to be made pursuant to Section 2.15, such assignment will result in a material reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

          The Borrower represents and warrants to the Lenders that:

          SECTION 3.01.  Organization; Powers.  Each of the Borrower and the
                         ---------------------
Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

          SECTION 3.02.  Authorization; Enforceability.  The Transactions
                         ------------------------------
entered into and to be entered into by each Loan Party are within such Loan Party's corporate powers and have been duly authorized by all necessary action. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of the Borrower or such Loan Party (as the case may be), enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

          SECTION 3.03.  Governmental Approvals; No Conflicts.  The Transactions
                         -------------------------------------
(a) do not require any consent or approval of, registration or filing with, or any other action by or before, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except filings necessary to perfect Liens created under the Loan Documents,

(b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under, or result in the termination, cancelation or acceleration of any obligation or a loss of a material benefit under, any indenture, agreement or other instrument binding upon the Borrower or any of the Subsidiaries or any of their assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of the Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of the Subsidiaries, except (x) Liens created under the Loan Documents and (y) Liens permitted by Section 6.02. The Orders (i) are in full force and effect and (ii) are not subject to any stay, reversal, modification or vacatur, in whole or in part.

          SECTION 3.04.  Financial Condition; No Material Adverse Change.
                         ------------------------------------------------
The Borrower has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders' equity and cash flows (i) as of and for the fiscal years ended December 31, 1999, December 31, 2000, and December 31, 2001, reported on by Deloitte & Touche LLP, independent public accountants, (ii) as of and for the fiscal quarters ended March 31, 2002, June 30, 2002, and September 30, 2002, and (iii) as of and for each fiscal month after the most recent fiscal period described in clause (ii) above and ending at least 45 days prior to the Effective Date, in each case certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and the consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clauses (ii) and (iii) above.

          (b) The Borrower has heretofore furnished to the Lenders its pro forma consolidated balance sheet as of the Effective Date, prepared giving effect to the Transactions. Such pro forma consolidated balance sheet (i) has been prepared in good faith based on reasonable assumptions, (ii) is based on the best information available to the Borrower after due inquiry, (iii) accurately reflects all adjustments necessary to give effect to the Transactions and (iv) presents fairly, in all material respects, the pro forma financial position of the Borrower and the consolidated Subsidiaries as of the Effective Date.

          (c) Except as disclosed in the financial statements referred to above or the notes thereto or in the Disclosure Statement and except for the Disclosed Matters, after giving effect to the Transactions, none of the Borrower or the Subsidiaries has, as of the Effective Date, any material contingent liabilities, unusual long-term commitments or unrealized losses.

          (d) Since December 31, 2001, there has been no material adverse change in the business, operations, properties, assets, condition (financial or otherwise) liabilities (including contingent liabilities) or prospects of the Borrower and the Subsidiaries, taken as a whole, other than any material adverse change disclosed (i) in the Emergence Plan or the Disclosure Statement or (ii) on Schedule 4.01(bb).

          SECTION 3.05.  Properties.      Each of the Borrower and the
                         -----------
Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business (including its Mortgaged Properties), except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

          (b) Each of the Borrower and the Subsidiaries owns, or is licensed to use, all trademarks, trade names, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and the Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

          (c) Schedule 3.05 sets forth the address of each real property that is owned or leased by the Borrower or any of the Subsidiaries as of the Effective Date after giving effect to the Transactions.

          (d) As of the Effective Date, none of the Borrower or the Subsidiaries has received notice of, or has knowledge of, any pending or contemplated condemnation proceeding affecting any Mortgaged Property or any sale or disposition thereof in lieu of condemnation. Neither any Mortgaged Property nor any interest therein is subject to any right of first refusal, option or other contractual right to purchase any such Mortgaged Property or interest therein.

          SECTION 3.06.  Litigation and Environmental Matters.   There are no
                         -------------------------------------
actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of the Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve any of the Loan Documents or the Transactions.

          (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, none of the Borrower or the Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received any request for information pursuant to any Environmental Law or notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

          (c) Since the Effective Date, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

          SECTION 3.07.  Compliance with Laws and Agreements.  Each of the
                         ------------------------------------
Borrower and the Subsidiaries is in compliance with all material laws, regulations and orders of any arbitrator or Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property. No Default has occurred and is continuing.

          SECTION 3.08.  Investment and Holding Company Status.  None of the
                         --------------------------------------
Borrower or the Subsidiary Loan Parties is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

          SECTION 3.09.  Taxes.  Each of the Borrower and the Subsidiaries has
                         ------
timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) any Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 3.10.  ERISA.  Except as set forth on Schedule 3.10, no ERISA
                         ------
Event has occurred or is reasonably expected to occur that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and the Subsidiaries in an aggregate amount exceeding (i) $3,000,000 in any year or (ii) $5,000,000 in all periods. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $35,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $35,000,000 the fair market value of the assets of all such underfunded Plans.

          SECTION 3.11.  Disclosure.  The Borrower has disclosed to the Lenders
                         -----------
(or disclosed in a filing with the Court prior to the date hereof) all agreements, instruments and corporate or other restrictions to which the Borrower or any of the Subsidiaries is subject, and all matters known to any of them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither the Disclosure Statement nor the reports, financial statements, certificates or other information furnished, taken as a whole, by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that, with respect to projected financial information the Borrower
--------
represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

          SECTION 3.12.  Subsidiaries.  Schedule 3.12 sets forth the name of,
                         -------------
and the ownership interest of the Borrower in, each Subsidiary and identifies each Subsidiary that is a Subsidiary Loan Party, in each case as of the Effective Date.

          SECTION 3.13.  Insurance.  Schedule 3.13 sets forth a description of
                         ----------
all insurance maintained by or on behalf of the Borrower and the Subsidiaries as of the Effective Date. As of the Effective Date, all premiums in respect of such insurance have been paid. The Borrower believes that the insurance maintained by or on behalf of the Borrower and the Subsidiaries is adequate.

          SECTION 3.14.  Labor Matters.  As of the Effective Date, there are no
                         --------------
strikes, lockouts or slowdowns against the Borrower or any Subsidiary pending or, to the knowledge of the Borrower, threatened. The hours worked by and payments made to employees of the Borrower and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters. All payments due from the Borrower or any Subsidiary, or for which any claim may be made against the Borrower or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Borrower or such Subsidiary. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Borrower or any Subsidiary is bound.

          SECTION 3.15.  Solvency.  On the Effective Date and at all times
                         ---------
thereafter, (a) the fair value of the assets of (i) the Borrower, (ii) World Kitchen, Inc. and (iii) the Loan Parties, on a consolidated basis, at a fair valuation, will exceed its or their debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of
(i) the Borrower, (ii) World Kitchen, Inc. and (iii) the Loan Parties, on a consolidated basis, will be greater than the amount that it or they will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) (i) the Borrower, (ii) World Kitchen, Inc. and
(iii) the Loan Parties, on a consolidated basis, will be able to pay its or their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) (i) the Borrower,
(ii) World Kitchen, Inc. and (iii) the Loan Parties, on a consolidated basis, will not have unreasonably small capital with which to conduct the business in which it or they are engaged as such business is now conducted and is proposed to be conducted following the Effective Date.

          SECTION 3.16.  Security Documents.      The Collateral Agreement is
                         -------------------
effective to create, for the ratable benefit of the holders of the Obligations, a legal, valid and enforceable security interest in the Collateral (as defined in the Collateral Agreement) and, when such Collateral is delivered to the Collateral Agent and for so long as the Collateral Agent remains in possession of such Collateral or when financing statements in appropriate form are filed in the offices specified in the Perfection Certificate, as applicable, the security interest created by the Collateral Agreement shall constitute a perfected first priority security interest in all right, title and interest of the pledgor thereunder in such Collateral, in each case prior and superior in right to any other Person, other than with respect to the rights of Persons pursuant to Liens permitted by Section 6.02.

          (b) The Mortgages are effective to create, subject to the exceptions listed in each title insurance policy covering such Mortgage, for the ratable benefit of the holders of the Obligations, a legal, valid and enforceable Lien on all the applicable mortgagor's right, title and interest in and to the Mortgaged Properties thereunder, and when the Mortgages are filed in the offices specified in the Perfection Certificate, the Lien created by each Mortgage shall constitute a perfected Lien on all right, title and interest of the applicable mortgagor in such Mortgaged Properties, in each case prior and superior in right to any other Person, other than with respect to the rights of Persons pursuant to Liens permitted by Section 6.02.

          SECTION 3.17.  Use of Proceeds.  The proceeds of the Loans are to be
                         ----------------
used solely for the purposes set forth in and permitted by Section 5.11. None of the Borrower or the Subsidiaries is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

                                   ARTICLE IV

                                   CONDITIONS

          SECTION 4.01.  Effective Date.  The obligations of the Lenders to make
                         ---------------
Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

          (a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

          (b) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent, the Collateral Agent and the Lenders and dated the Effective Date) of (i) Jones Day, counsel for the Borrower, substantially in the form of Exhibit B-1, and
     (ii) local counsel in each jurisdiction where a Mortgaged Property is located (if requested by the Administrative Agent), substantially in the form of Exhibit B-2, and, in the case of each such opinion required by this paragraph, covering such other matters relating to the Loan Parties, the Loan Documents or the Transactions as the Administrative Agent or the Required Lenders shall reasonably request. The Borrower hereby requests such counsel to deliver such opinions.

          (c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the Transactions and any other legal matters relating to the Loan Parties, the Loan Documents or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

          (d) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the Chief Executive Officer or Chief Financial Officer of the Borrower (or an executive officer of the Borrower performing a similar function), confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02.

          (e) The Administrative Agent and the Lenders shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses (including fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party hereunder or under any other Loan Document.

          (f) The Collateral and Guarantee Requirement shall have been satisfied and the Collateral Agent shall have received (i) a completed Perfection Certificate dated the Effective Date and signed by a Financial Officer or chief legal officer of the Borrower, together with all attachments contemplated thereby, including the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Loan Parties in the jurisdictions contemplated by the Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Collateral Agent that the Liens indicated by such financing statements (or similar documents) are permitted by Section 6.02 or have been released,
     (ii) evidence that the lockbox and concentration account arrangements contemplated by the Collateral Agreement remain in effect, (iii) a copy of the Intercreditor Agreement duly executed and delivered by each party thereto and (iv) if requested by the Collateral Agent, satisfactory legal opinions, title insurance policies and other documents reasonably requested by the Administrative Agent with respect to the Mortgaged Property, provided that clause (b) of the definition of Collateral and Guarantee
     --------
     Requirement need not be satisfied on the Effective Date with respect to the Subsidiaries named in Sections 5.13(d) and (e).

          (g) The Collateral Agent shall have received evidence that the insurance required by Section 5.07 and the Security Documents is in effect.

          (h) The Lenders shall be reasonably satisfied as to the amount and nature of any contingent liabilities (including but not limited to environmental and employee health and safety exposures) to which the Borrower and the Subsidiaries may be subject after giving effect to the Reorganization (including but not limited to contingent liabilities arising out of events or conditions prior to the commencement by Old WKI and the Old Subsidiaries of their Chapter 11 case) and with the plans of the Borrower with respect thereto, and, if requested by the Administrative Agent, the Borrower shall have delivered any environmental assessments (including Phase I reports) conducted by or for the Borrower prior to the date hereof with respect to the real properties of the Borrower and the Subsidiaries.

          (i)     The Administrative Agent shall have received from the Borrower
     (a) audited consolidated balance sheets and related statements of operations, stockholders' equity and cash flows for the Borrower as of and for the fiscal years ended December 31, 1999, December 31, 2000, and December 31, 2001, and (b) unaudited consolidated balance sheets and related statements of operations, stockholders' equity and cash flows for the Borrower for (i) the fiscal quarters ended March 31, 2002, June 30, 2002, and September 30, 2002, and (ii) each fiscal month after the most recent fiscal period for which financial statements were received by the Lenders as described above and ended at least 45 days prior to the Effective Date, in each case prepared in accordance with GAAP and, in the case of the financial statements delivered pursuant to clause (b), which financial statements shall not be materially inconsistent with the financial statements or forecasts previously delivered to the Lenders. In addition, the Lenders shall have received a pro forma consolidated balance sheet for the Borrower as of the Effective Date after giving effect to the Transactions, which shall not be materially inconsistent with the forecasts previously provided to the Lenders.

          (j) Simultaneously with or prior to the Effective Date (i) the New Senior Subordinated Notes shall have been issued in an aggregate principal amount of not more than $123,150,000 and (ii) not more than $240,050,000 shall be outstanding under the New Term Loan Credit Agreement. The Administrative Agent shall have received copies of the New Senior Subordinated Notes Documents and the New Term Loan Credit Agreement, certified by a Financial Officer as complete and correct.

          (k) The Court shall have entered the Order, which shall be satisfactory in form and substance to the Lenders and (i) each of the Orders shall be in full force and effect, (ii) none of the Orders shall be subject to any stay and there shall not have been entered by the Court any reversal, modification or vacatur, in whole or in part, of the Orders,
     (iii) all the conditions set forth in the Emergence Plan to confirmation of the Emergence Plan, to the effective date of the Emergence Plan shall have been satisfied or waived in accordance with the Emergence Plan, (iv) all other requisite Governmental Authorities and third parties shall have approved or consented to the Transactions and the other transactions contemplated hereby or thereby to the extent required or deemed advisable by the Administrative Agent and its counsel (and such approvals shall be in full force and effect and all appeal periods with respect thereto shall have expired) and (v) the Transactions shall be consummated in accordance with the terms thereof as described in the Disclosure Statement.

          (l) Simultaneously with or prior to the Effective Date, Old WKI and the Old Subsidiaries shall have emerged from the Chapter 11 proceedings and "substantial consummation" of the Emergence Plan (within the meaning of Section 11.01(2) of the Bankruptcy Code) shall have occurred (without giving effect to any waivers, amendments or other modifications to the Emergence Plan not approved by the Lenders).

          (m) There shall be no action, actual or threatened, before any arbitrator or Governmental Authority that (i) has a reasonable likelihood of restraining, preventing or imposing burdensome conditions on the Reorganization, the Financing Transactions or the other transactions contemplated thereby or (ii) could reasonably be expected to result in a Material Adverse Effect.

          (n) The Lenders shall be reasonably satisfied with the structure, terms and provisions of the Emergence Plan and the Reorganization, including, without limitation, all financial, accounting and tax aspects of the Emergence Plan and the Reorganization.

          (o) The Lenders shall be reasonably satisfied with the capitalization, structure and equity ownership of the Borrower and the Subsidiaries as set forth in the Emergence Plan and any amendments, modifications and changes thereto.

          (p) The Administrative Agent shall be reasonably satisfied in all respects with the results of its due diligence investigation of the Borrower and the Subsidiaries.

          (q) Substantially simultaneously with or prior to the Effective Date (i) the principal of and interest on all loans outstanding under, and all other amounts due with respect to (x) the Old Credit Agreement, (y) the Borden Credit Agreement and (z) the DIP Credit Agreement shall have been canceled and shall be of no further force and effect, (ii) all commitments to lend under (x) the Old Credit Agreement, (y) the Borden Credit Agreement and (z) the DIP Credit Agreement shall have been permanently terminated,
     (iii) all obligations under or relating to the Old Credit Agreement, the Borden Credit Agreement, the DIP Credit Agreement, all other pre-petition claims and all liens and security interests relating to all of the foregoing (including all adequate protection obligations related thereto) shall have been satisfied and (iv) the Administrative Agent shall have received satisfactory evidence of such cancelation, termination and discharge.

          (r) The Administrative Agent shall have received reasonably satisfactory evidence that all liens in respect of allowed secured tax claims have been terminated and all amounts owed in respect of such claims have been repaid or otherwise provided for pursuant to the Emergence Plan in a manner satisfactory to the Administrative Agent.

          (s) After giving effect to the Reorganization and the other Transactions, the Borrower and the Subsidiaries shall have outstanding no Indebtedness or preferred stock other than the Indebtedness permitted by Sections 6.01(a)(i), (ii), (iii) and (iv). The amounts, terms and conditions of all such Indebtedness (including but not limited to terms and conditions relating to the interest rate, fees, amortization, maturity, prepayment requirements, mandatory call or redemption features, sinking funds, security, subordination (if any), covenants, events of default and remedies) shall be satisfactory in all respects to the Lenders.

          (t) The Lenders shall have received a certificate, dated the Effective Date and signed by a Financial Officer of the Borrower, confirming that the Consolidated EBITDA of the Borrower for the twelve-month period ended on November 30, 2002, is not less than $56,080,000.

          (u) The Lenders shall have received (i) a detailed business plan of the Borrower and the Subsidiaries for the 2003 fiscal year and (ii) financial projections for the Borrower and the Subsidiaries for each fiscal year from 2003 through 2007 prepared in accordance with GAAP and in good faith by the Borrower upon assumptions believed to be reasonable at the time made and on the Effective Date, in each case in form and substance reasonably satisfactory to the Administrative Agent.

          (v) The Administrative Agent shall be reasonably satisfied that the Borrower and the Subsidiaries have retained access to all intellectual property material to their businesses pursuant to agreements reasonably satisfactory to the Administrative Agent.

          (w) There shall be no litigation, arbitration or administrative proceeding or consent decree that could reasonably be expected, after giving effect to the Transactions and the other transactions contemplated thereby, to have a Material Adverse Effect or have a material adverse effect on the ability of the parties to consummate the Transactions and the other transactions contemplated thereby.

          (x) The Lenders shall be reasonably satisfied in all respects with the tax position and the contingent tax liabilities of, and with any tax sharing agreements among, the Borrower and the Subsidiaries after giving effect to the Transactions and the other transactions contemplated thereby, and with the plans of the Borrower with respect thereto.

          (y) The Administrative Agent shall be reasonably satisfied in all respects with the senior management of the Borrower and the Subsidiaries after giving effect to the Reorganization, the arrangements for the retention of such senior management and the contracts and other compensatory arrangements of the Borrower and the Subsidiaries with such senior management.

          (z) The consummation of the Transactions and the other transactions contemplated thereby shall not (i) violate any applicable law, statute, consent decree, rule or regulation, (ii) conflict with, or result in a default or event of default under, any material agreement of the Borrower or any Subsidiary or (iii) give rise to a right to require any payment to be made by the Borrower or any Subsidiary or result in the creation of any Lien (other than Permitted Liens) under any agreement evidencing any indebtedness of the Borrower or any Subsidiary.

          (aa) The Administrative Agent shall have received a completed Borrowing Base Certificate dated the Effective Date and signed by a Financial Officer of the Borrower, and such Borrowing Base Certificate shall demonstrate the calculation of the Borrowing Base as of the close of business of the last day of the second week preceding the Effective Date.

          (bb) There shall not have occurred a material adverse change in the business, operations, properties, assets, condition (financial or otherwise), liabilities (including contingent liabilities) or prospects of the Borrower and the Subsidiaries, taken as a whole, since December 31, 2001, other than any material adverse change disclosed (i) in the Emergence Plan or the Disclosure Schedule or (ii) on Schedule 4.01(bb).

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) not later than 5:00 p.m., New York City time, on January 31, 2003 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

          SECTION 4.02.  Each Credit Event.  The obligation of each Lender to
                         ------------------
make a Loan on the occasion of any Borrowing, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to receipt of the request therefor in accordance herewith and to the satisfaction of the following conditions:

          (a) The representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct as to such earlier date).

          (b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing. For purposes of the foregoing, the term "Borrowing" shall not include the continuation or conversion of Loans in which the aggregate amount of such Loans is not being increased.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and
(b) of this Section.

                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

          Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

          SECTION 5.01.  Financial Statements and Other Information.  The
                         -------------------------------------------
Borrower will furnish to the Administrative Agent and each Lender:

          (a) within 90 days (or such shorter period as the SEC shall specify for the filing of Annual Reports on Form 10-K) after the end of each fiscal year of the Borrower, (i) its audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year in comparative form the figures for the previous fiscal year, all reported on by an independent public accountant of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and the consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, provided that if the Borrower's annual report filed on Form 10-K
              --------
     with the SEC contains the information and report required in this paragraph, delivery of such Form 10-K to the Administrative Agent and each Lender shall be sufficient for purposes of satisfying the requirements of this clause and (ii) unaudited consolidating balance sheets and related statements of operations, stockholders' equity and cashflows for each Subsidiary as of the end of and for such year;

          (b) within 45 days (or such shorter period as the SEC shall specify for the filing of Quarterly Reports on Form 10-Q) after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, (i) its consolidated balance sheet and related statements of operation, stockholders' equity and cash flows as of the end of such fiscal quarter and the results of operations during such fiscal quarter and the then elapsed portion of the fiscal year, (ii) a balance sheet and related statements of operations, stockholders' equity and cash flows for (x) its Foreign Subsidiaries, taken as a whole and (y) all other Subsidiaries, taken as a whole as of the end of such fiscal quarter and the results of operations during such fiscal quarter and the then elapsed portion of the fiscal year, and (iii) a certificate of a Financial Officer describing all material intercompany loans, advances and other amounts eliminated in the preparation of the financial statements described in clause (i), setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, and, in the case of the financial statements described above, certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and the consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, provided that if the Borrower's quarterly report filed on Form
                --------
     10-Q with the SEC contains the information required in this paragraph, delivery of such Form 10-Q to the Administrative Agent and each Lender shall be sufficient for purposes of satisfying the requirements of this clause;

          (c) within 30 days after the end of each of the first two fiscal months of each fiscal quarter of the Borrower, its consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal month and the then elapsed portion of the fiscal year, all certified by one of its Financial Officers as presenting in all material respects the financial condition and results of operations of the Borrower and the consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

          (d) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.13, 6.14, 6.15, 6.16 and 6.17 and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the Borrower's audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

          (e) concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

          (f) promptly following the end of the first full week after the Effective Date and every second week thereafter (but in no event later than the last Business Day of the following week), a completed Borrowing Base Certificate calculating and certifying the Borrowing Base as of the last day of the prior week, signed on behalf of the Borrower by a Financial Officer, provided that at such
                                                       --------
     time and for so long as the Leverage Ratio is less than or equal to 3.00 to 1.00, the Borrower shall deliver such Borrowing Base Certificate promptly following the end of each calendar month (but in no event later than the last Business Day of the first full week of the following month);

          (g) not later than 45 days following the commencement of each fiscal year of the Borrower, a detailed consolidated budget for such fiscal year (including a projected consolidated balance sheet and related statements of projected operations and cash flow as of the end of and for such fiscal year and setting forth the assumptions used for purposes of preparing such budget) and, promptly when available, any significant revisions of such budget, in each case prepared in good faith based upon assumptions believed to be reasonable at the time made and at the time such information is delivered to the Administrative Agent;

          (h) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the SEC or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be; and

          (i) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

          SECTION 5.02.  Notices of Material Events.  The Borrower will furnish
                         ---------------------------
to the Administrative Agent and each Lender prompt written notice of the following:

          (a)     the occurrence of any Default;

          (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

          (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and the Subsidiaries in an aggregate amount exceeding $1,000,000; and

          (d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be in writing and shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken by or on behalf of the Borrower with respect thereto.

          SECTION 5.03.  Information Regarding Collateral.       The Borrower
                         ---------------------------------
will furnish to the Collateral Agent prompt written notice of any change (i) in any Loan Party's corporate name, (ii) in the jurisdiction of incorporation or organization of any Loan Party, (iii) in any office in which any Loan Party maintains books or records relating to Collateral owned by it, (iv) in any Loan Party's identity or corporate structure or (v) in any Loan Party's taxpayer identification number or organizational identification number. The Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected first priority security interest in all the Collateral. The Borrower also agrees promptly to notify the Collateral Agent if any material portion of the Collateral is damaged or destroyed.

          (b) Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to clause (a) of
Section 5.01, the Borrower shall deliver to the Collateral Agent a certificate of a Financial Officer and the chief legal officer of the Borrower (i) setting forth the information required pursuant to Section 2 of the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Effective Date or the date of the most recent certificate delivered pursuant to this Section and
(ii) certifying that all Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations, including all refilings, rerecordings and reregistrations, containing a description of the Collateral have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified pursuant to clause (i) above to the extent necessary to protect and perfect the security interests under the Collateral Agreement for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period).

          SECTION 5.04.  Existence; Conduct of Business.  The Borrower will, and
                         -------------------------------
will cause each of the Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, good standing under the laws of the jurisdiction of its organization and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business, provided
                                                                    --------
that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.

          SECTION 5.05.  Payment of Obligations.  The Borrower will, and will
                         -----------------------
cause each of the Subsidiaries to, pay its Indebtedness and other obligations, including Tax liabilities, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (c) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation and (d) the failure to make payment pending such contest could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

          SECTION 5.06.  Maintenance of Properties.  The Borrower will, and will
                         --------------------------
cause each of the Subsidiaries to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.

          SECTION 5.07.  Insurance.  The Borrower will, and will cause each of
                         ----------
the Subsidiaries to, maintain, with financially sound and reputable insurance companies (a) insurance in such amounts (with no greater risk retention) and against such risks as are customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations and (b) all insurance required to be maintained pursuant to the Security Documents. The Borrower will furnish to the Lenders, upon request of the Collateral Agent, information in reasonable detail as to the insurance so maintained.

          SECTION 5.08.  Casualty and Condemnation.  (a)  The Borrower (a) will
                         --------------------------
furnish to the Collateral Agent and the Lenders prompt written notice of any casualty or other insured damage to any material portion of any Collateral or the commencement of any action or proceeding for the taking of any material portion of any Collateral or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding and (b) will ensure that the Net Proceeds of any such event (whether in the form of insurance proceeds, condemnation awards or otherwise) are collected and applied in accordance with the applicable provisions of the Security Documents.

          SECTION 5.09.  Books and Records; Inspection and Audit Rights.
                         -----------------------------------------------
The Borrower will, and will cause each of the Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of the Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

          (b) The Borrower will, and will cause each of the Subsidiaries to, permit any representatives designated by the Administrative Agent (including any consultants, accountants, lawyers and appraisers retained by the Administrative Agent) to conduct evaluations and appraisals of the Borrower's computation of the Borrowing Base and the assets included in the Borrowing Base, all at such reasonable times, with reasonable notice and as often as reasonably requested. The Borrower shall pay the reasonable fees and expenses of any representatives retained by the Administrative Agent or employees of the Administrative Agent to conduct any such evaluation or appraisal, provided that unless an Event of
                                          --------
Default has occurred and is continuing, the Borrower shall not be required to pay such fees and expenses for evaluations and appraisals more frequently than two times each fiscal year. The Borrower also agrees to modify or adjust the computation of the Borrowing Base (which may include maintaining additional reserves or modifying the eligibility criteria for the components of the Borrowing Base) to the extent required by the Administrative Agent as a result of any such evaluation or appraisal, subject to any Lender vote required by
Section 9.02. In furtherance of and not in limitation of the foregoing, it is understood and agreed that the Administrative Agent and its representatives will conduct an evaluation and appraisal of the Borrowing Base and the assets included in the

Borrowing Base within 90 days of the date of this Agreement and, upon completion of such evaluation, the Administrative Agent may modify or adjust the computation of the Borrowing Base as provided in the preceding sentence, subject to any Lender vote required by Section 9.02.

          SECTION 5.10.  Compliance with Laws.  The Borrower will, and will
                         ---------------------
cause each of the Subsidiaries to, comply with all material laws, rules, regulations and orders of any arbitrator or Governmental Authority applicable to it or its property.

          SECTION 5.11.  Use of Proceeds and Letters of Credit.  The proceeds of
                         --------------------------------------
the Loans will be used only for working capital and other general corporate purposes. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X. Letters of Credit will be issued only to support obligations of the Borrower or any Subsidiary incurred in the ordinary course of business for general corporate purposes.

          SECTION 5.12.  Additional Subsidiaries.  If any additional Subsidiary
                         ------------------------
is formed or acquired after the Effective Date, the Borrower will, within ten Business Days after such Subsidiary is formed or acquired, notify the Collateral Agent and the Lenders thereof and cause the Collateral and Guarantee Requirement to be satisfied with respect to such Subsidiary (if it is a Subsidiary Loan Party) and with respect to any Equity Interest in or Indebtedness of such Subsidiary owned by or on behalf of any Loan Party (subject to the limitations set forth in clause (b) of the definition of the term "Collateral and Guarantee Requirement").

          SECTION 5.13.  Further Assurances.      The Borrower will, and will
                         -------------------
cause each Subsidiary Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), that may be required under any applicable law, or that the Collateral Agent or the Required Lenders may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Loan Parties. The Borrower also agrees to provide to the Collateral Agent, from time to time upon request, evidence reasonably satisfactory to the Collateral Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

          (b) If any material assets (including any real property or improvements thereto or any interest therein) are acquired by the Borrower or any Subsidiary Loan Party after the Effective Date (other than assets constituting Collateral under the Collateral Agreement that become subject to the Lien of the Collateral Agreement upon acquisition thereof), the Borrower will notify the Collateral Agent and the Lenders thereof, and, if requested by the Collateral Agent or the Required Lenders, the Borrower will cause such assets to be subjected to a Lien securing the Obligations and will take, and cause the Subsidiary Loan Parties to take, such actions as shall be necessary or reasonably requested by the Collateral Agent to grant and perfect such Liens, including actions described in paragraph (a) of this Section, all at the expense of the Loan Parties.

          (c) The Borrower will, and will cause each Subsidiary to, maintain its current cash management system including, without limitation, its system of deposit accounts, concentration accounts and similar accounts, unless any change to such system has been previously approved in writing by the Administrative Agent. In furtherance of and without limiting the foregoing, the Borrower will continue to consolidate its cash in a concentration account with the Administrative Agent.

          (d) Not later than 30 days following the Effective Date, the Borrower shall cause clause (b) of the definition of Collateral and Guarantee Requirement to be satisfied with respect to the Equity Interests in (i) World Kitchen Mexico, S.de R.L. de CV and (ii) WKM, S.de R.L., de CV and (iii) World Kitchen Canada (EHI).

          (e) In the event that WKI do Brasil Ltda. has not been liquidated or dissolved by December 31, 2003, the Borrower shall cause clause (b) of the definition of Collateral and Guarantee Requirement to be satisfied with respect to such Subsidiary by such date.

          SECTION 5.14.  Interest Rate Protection.  As promptly as practicable,
                         -------------------------
and in any event within 180 days after the Effective Date, the Borrower will enter into, and thereafter for a period of not less than five years will maintain in effect, one or more interest rate protection agreements on such terms and with such parties as shall be reasonably satisfactory to the Administrative Agent, the effect of which shall be to fix or limit the interest cost to the Borrower with respect to a percentage of the outstanding Long-Term Indebtedness of the Borrower to be reasonably satisfactory to the Administrative Agent.

          SECTION 5.15.  Environmental Laws.  Except as disclosed on Schedule
                         -------------------
5.15, the Borrower will, and will cause each Subsidiary to, conduct its operations and keep and maintain its property in compliance with all Environmental Laws, except to the extent that the aggregate of all such instances of noncompliance could not result in any costs, expenses or liability in excess of $1,000,000 (excluding the amounts set forth on Section 5.15 with respect to the items listed on such Schedule).

          SECTION 5.16.  Earnings of Foreign Subsidiaries.  The Borrower will
                         ---------------------------------
use its commercially reasonable efforts to cause each Subsidiary that is a Foreign Subsidiary to repatriate to the Borrower the excess cash, if any, generated by such Foreign Subsidiary on a regular basis.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

          Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

          SECTION 6.01.  Indebtedness; Certain Equity Securities.     The
                         ----------------------------------------
Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

          (i)     Indebtedness created under the Loan Documents;

          (ii)    Indebtedness created under the New Term Loan Credit Agreement;

          (iii)   the New Senior Subordinated Notes;

          (iv)     Indebtedness existing on the date hereof and set forth in
     Schedule 6.01, but not any extensions, renewals or replacements of any such Indebtedness;

          (v) Indebtedness of the Borrower to any Subsidiary and of any Subsidiary to the Borrower or any other Subsidiary, provided that
                                                         --------
     Indebtedness of the Borrower or any Subsidiary Loan Party to any Subsidiary that is not a Loan Party shall be subject to the limitation set forth in
     Section 6.04(d);

          (vi) Guarantees by the Borrower of Indebtedness of any Subsidiary and by any Subsidiary of Indebtedness of the Borrower or any other Subsidiary, provided that Guarantees by the Borrower or any Subsidiary Loan
                 --------
     Party of Indebtedness of any Subsidiary that is not a Loan Party shall be subject to Section 6.04(d);

          (vii) Indebtedness of the Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof, provided that (A) such
                                                 --------
     Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (B) the aggregate principal amount of Indebtedness permitted by this clause (vii) shall not exceed $25,000,000 at any time outstanding and (C) the aggregate principal amount of Indebtedness permitted by this clause (vii) incurred during any fiscal year of the Borrower shall not exceed $10,000,000;

          (viii) Indebtedness incurred in connection with interest rate protection agreements required by Section 5.14;

          (ix) Indebtedness in an aggregate principal amount not exceeding $3,000,000 at any time outstanding incurred in connection with insurance premium financings;

          (x) Indebtedness of the Borrower or any Subsidiary represented by surety or performance bonds or banker's acceptances in an aggregate amount not to exceed $5,000,000 at any time outstanding; and

          (xi) other unsecured Indebtedness in an aggregate principal amount not exceeding $10,000,000 at any time outstanding, provided that the
                                                        --------
     aggregate principal amount of such Indebtedness of Subsidiaries permitted pursuant to this clause (xi) that are not Loan Parties shall not exceed $2,500,000 at any time outstanding.

          (b) The Borrower will not, and will not permit any Subsidiary to, issue any preferred stock or other preferred Equity Interests.

          SECTION 6.02.  Liens.  The Borrower will not, and will not permit any
                         ------
Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

          (a)     Liens created under the Loan Documents;

          (b)     Permitted Encumbrances;

          (c) any Lien on any property or asset of the Borrower or any Subsidiary existing on the date hereof and set forth in Schedule 6.02, provided that (i) such Lien shall not apply to any other property or asset
     --------
     of the Borrower or any Subsidiary and (ii) such Lien shall secure only those obligations that it secures on the date hereof;

          (d) any Lien existing on any property, asset or shares of capital stock prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary, provided that (i) such Lien is not created in contemplation of or in
     --------
     connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary and (iii) such Lien shall secure only those obligations that it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be;

          (e) Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Subsidiary, provided that (i) such security
                                                 --------
     interests secure Indebtedness permitted by clause (vii) of Section 6.01(a),
     (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 90% of the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of the Borrower or any Subsidiary;

          (f) Liens created under the New Term Loan Credit Agreement and the New Senior Subordinated Notes Documents, provided that the Intercreditor
                                              --------
     Agreement has been executed by the parties thereto and delivered to the Administrative Agent;

          (g) Liens securing Indebtedness incurred in connection with insurance premium financings permitted by clause (ix) of Section 6.01, provided that the aggregate value of the assets secured in connection with
     --------
     any insurance premium financing does not exceed the amount of the premiums for such insurance premium financing; and

          (h)     Liens on the Excluded Inventory.

          SECTION 6.03.  Fundamental Changes.      The Borrower will not, and
                         --------------------
will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Subsidiary may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any Subsidiary may merge into any other Subsidiary in a transaction in which the surviving entity is a Subsidiary (and, if any party to such merger is a Subsidiary Loan Party, the surviving entity is a Subsidiary Loan Party), (iii) any Subsidiary (other than a Subsidiary Loan Party) may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially adverse to the Lenders and (iv) the Subsidiaries listed on Schedule 6.03 may be liquidated or dissolved prior to December 31, 2003, provided that any such merger involving a Person that is not a
      --------
wholly-owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.04.

          (b) The Borrower will not, and will not permit any Subsidiary to, engage to any material extent in any business other than businesses engaged in by the Borrower and the Subsidiaries on the Effective Date or any related, ancillary or complementary businesses.

          SECTION 6.04.  Investments, Loans, Advances, Guarantees and
                         --------------------------------------------
Acquisitions.  The Borrower will not, and will not permit any Subsidiary to,
------------
purchase, hold or acquire (including pursuant to any merger or consolidation with any Person that was not a wholly-owned Subsidiary prior to such merger or consolidation) any Equity Interests in or evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

          (a)     pursuant to the Reorganization;

          (b)     Permitted Investments;

          (c)     investments existing on the date hereof and set forth on
     Schedule 6.04(c);

          (d) investments after the Effective Date by the Borrower and the Subsidiaries in Equity Interests in their respective Subsidiaries, provided
                                                                        --------
     that (i) any such Equity Interests held by a Loan Party shall be pledged pursuant to the Collateral Agreement (subject to the limitations set forth in clause (b) of the definition of the term "Collateral and Guarantee Requirement") and (ii) the aggregate amount of such investments by Loan Parties in, and loans and advances by Loan Parties to, and Guarantees by Loan Parties of Indebtedness of, Subsidiaries that are not Loan Parties, pursuant to clauses (e) and (f) below, shall not exceed (x) $2,000,000 during fiscal year 2003 and (y) $4,000,000 during any fiscal year thereafter;

          (e) loans or advances made by the Borrower to any Subsidiary and made by any Subsidiary to the Borrower or any other Subsidiary (other than trade credits that constitute current accounts payable incurred in the ordinary course of business), provided that (i) any such loans and advances
                                   --------
     made by a Loan Party shall be evidenced by a promissory note pledged pursuant to the Collateral Agreement and (ii) the aggregate amount of such loans and advances made after the Effective Date by Loan Parties to

     Subsidiaries that are not Loan Parties shall be subject to the limitation set forth in clause (d) above;

          (f) Guarantees constituting Indebtedness permitted by Section 6.01, provided that the aggregate principal amount of Indebtedness of
           --------
     Subsidiaries that are not Loan Parties that is Guaranteed after the Effective Date by any Loan Party shall be subject to the limitation set forth in clause (d) above;

          (g) investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business; and

          (h) payroll, travel and similar advances to employees of the Borrower or any Subsidiary not to exceed $250,000 at any time outstanding.

          SECTION 6.05.  Asset Sales.  The Borrower will not, and will not
                         ------------
permit any Subsidiary to, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by it, nor will the Borrower permit any Subsidiary to issue any additional Equity Interest in such Subsidiary, except:

          (a) sales of inventory, used or surplus equipment and Permitted Investments in the ordinary course of business;

          (b) sales, transfers and other dispositions to the Borrower or a Subsidiary, provided that any such sales, transfers or dispositions
                 --------
     involving a Subsidiary that is not a Loan Party shall be made in compliance with Section 6.09;

          (c) sales, transfers and other dispositions that constitute Restricted Payments permitted by Section 6.08;

          (d) sales, transfers and other dispositions set forth on Schedule 6.05(d), provided that such sales, transfers or dispositions are
              --------
     consummated no later than December 31, 2003;

          (e) sales, transfers and other dispositions of assets (other than Equity Interests in a Subsidiary) that are not permitted by clause (a) through (d) of this Section, provided that the fair market value of all
                                  --------
     assets sold, transferred or otherwise disposed of in reliance on this clause (e) does not exceed (i) $2,000,000 in any fiscal year and (ii) $8,000,000 in the aggregate; and

          (f) sales, transfers and other dispositions of assets (other than Equity Interests in a Subsidiary) that are not permitted by any other clause of this Section, provided that (i) the aggregate fair market value
                             --------
     of all assets sold, transferred or otherwise disposed of in reliance upon this clause (f) shall not exceed $25,000,000 in the aggregate and (ii) the Borrower shall prepay the Loans in accordance with Section 2.09 and permanently reduce the Commitments in accordance with Section 2.07, in each case in an amount equal to the sum of (x) 75% of the Net Proceeds from any sale, transfer or other disposition permitted by this clause (f) minus (y)
                                                                      -----
     the amount of such Net Proceeds used
     to prepay loans outstanding under the New Term Loan Credit Agreement (it being agreed that if the Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer to the effect that the Borrower and the Subsidiaries intend to apply such Net Proceeds (or the portion thereof specified in such certificate) within 120 days after receipt of such Net Proceeds to acquire real property, equipment, other tangible assets, patents or trademarks to be used in the business of the Borrower and the Subsidiaries, and certifying that no Default has occurred and is continuing, then no prepayment of Loans or permanent reduction of the Commitments required by this clause (ii) in respect of the amount specified in such certificate shall be required except to the extent such Net Proceeds (or the portion thereof specified on such certificate) have not been so applied by the end of such 120 day period, at which time a prepayment of loans and permanent reduction of the Commitments shall be required in an amount equal to such Net Proceeds that have not been so applied).

provided, further, that all sales, transfers, leases and other dispositions
--------  -------
permitted by this Section 6.05 (other than those permitted by clause (b) above) shall be made for fair value and solely for cash consideration.

          SECTION 6.06.  Sale and Leaseback Transactions.  The Borrower will
                         --------------------------------
not, and will not permit any Subsidiary to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred.

          SECTION 6.07.  Swap Agreements.  The Borrower will not, and will not
                         ----------------
permit any Subsidiary to, enter into any Swap Agreement, other than (a) Swap Agreements required by Section 5.14 and (b) Swap Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities.

          SECTION 6.08.  Restricted Payments; Certain Payments of Indebtedness.
                         ------------------------------------------------------
The Borrower will not, and will not permit any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except (i) the Borrower may declare and pay dividends with respect to its capital stock payable solely in additional shares of its common stock, (ii) Subsidiaries may declare and pay dividends ratably with respect to their capital stock and (iii) the Borrower may make Restricted Payments, not exceeding $2,500,000 during any fiscal year, pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Borrower and the Subsidiaries as in effect on the date of this Agreement without giving effect to any amendments thereto.

          (b) The Borrower will not, and will not permit any Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancelation or termination of any Indebtedness, except:

          (ii)     payment of Indebtedness created under the Loan Documents;

          (iii) payment of regularly scheduled interest and principal payments as and when due in respect of any Indebtedness permitted by
     Section 6.01, other than payments in respect of the New Senior Subordinated Notes prohibited by the subordination provisions thereof;

          (iv)     refinancings of Indebtedness to the extent permitted by
     Section 6.01;

          (v) payment of secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness; and

          (vi) prepayment of Indebtedness under the New Term Loan Credit Agreement.

          SECTION 6.09.  Transactions with Affiliates.  The Borrower will not,
                         -----------------------------
and will not permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions in the ordinary course of business that are at prices and on terms and conditions not materially less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) sales of Inventory by (i) the Borrower or a Subsidiary Loan Party to (ii) a Subsidiary that is not a Loan Party in the ordinary course of business that are at prices and on terms and conditions not materially less favorable to the Borrower or such Subsidiary Loan Party than could be obtained on an arms' length basis from unrelated third parties, (c) transactions between or among the Borrower and the Subsidiaries not involving any other Affiliate, provided that any transaction between or among (x) a Loan
                     --------
Party, and (y) a Subsidiary that is not a Loan Party shall be on terms and conditions not materially less favorable to the Loan Party than could be obtained in an arms' length basis from unrelated third parties, (d) any Restricted Payment permitted by Section 6.08, (e) advances to employees of the Borrower or any Subsidiary permitted by Section 6.04(h) and (f) any transaction listed on Schedule 6.09.

          SECTION 6.10.  Restrictive Agreements.  The Borrower will not, and
                         -----------------------
will not permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or
(b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary, provided that (i) the foregoing shall not
                                  --------
apply to restrictions and conditions imposed (w) by law, (x) by any Loan Document, (y) by the New Term Loan Credit Agreement or (z) by the New Senior Subordinated Notes Documents, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.10 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by Section 6.01 if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (v) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.

          SECTION 6.11.  Amendment of Material Documents.  The Borrower will
                         --------------------------------
not, and will not permit any Subsidiary to, amend, modify or waive any of its rights under (a) the New Senior Subordinated Notes Documents, (b) the New Term Loan Credit Agreement, (c) its certificate of incorporation, by-laws or other organizational documents, (d) documents evidencing any Material Indebtedness or
(e) any material agreement, contract, instrument or document (including any joint venture agreement) to the extent such amendment, modification or waiver would reasonably be expected to be adverse to the Lenders.

          SECTION 6.12.  Retail Stores.  The Borrower will not, and will not
                         --------------
permit any Subsidiary to, open any new retail store.

          SECTION 6.13.  Capital Expenditures.  The Borrower will not permit the
                         ---------------------
aggregate amount of Capital Expenditures in respect of any annual period set forth below to exceed the amount set forth in the table below opposite such annual period (the "Permitted Amount"):

Annual Period                           Amount
------------------------------------  -----------
January 1, 2003 to December 31, 2003  $28,000,000
January 1, 2004 to December 31, 2004  $28,000,000
January 1, 2005 to December 31, 2005  $28,000,000
January 1, 2006 to December 31, 2006  $28,000,000
January 1, 2007 to December 31, 2007  $28,000,000

          SECTION 6.14.  Leverage Ratio.  The Borrower will not permit the
                         ---------------
Leverage Ratio as of any date during any period set forth below to exceed the ratio set forth opposite such period:

Period                                 Ratio
------------------------------------  -------
January 31, 2003 to March 31, 2003    6.8:1.0
April 1, 2003 to June 30, 2003        6.8:1.0
July 1, 2003 to September 30, 2003    6.8:1.0
October 1, 2003 to December 31, 2003  6.8:1.0
January 1, 2004 to March 31, 2004     6.8:1.0
April 1, 2004 to June 30, 2004        6.4:1.0
July 1, 2004 to September 30, 2004    6.4:1.0
October 1, 2004 to December 31, 2004  6.4:1.0


                                       64

Period                                 Ratio
------------------------------------  -------
January  1, 2005 to March 31, 2005    6.4:1.0
April 1, 2005 to June 30, 2005        6.0:1.0
July 1, 2005 to September 30, 2005    6.0:1.0
October 1, 2005 to December 31, 2005  6.0:1.0
January 1, 2006 to March 31, 2006     6.0:1.0
April 1, 2006 to June 30, 2006        5.6:1.0
July 1, 2006 to September 30, 2006    5.6:1.0
October 1, 2006 to December 31, 2006  5.6:1.0
January 1, 2007 to March 31, 2007     5.6:1.0
April 1, 2007 to June 30, 2007        5.2:1.0
July 1, 2007 to September 30, 2007    5.2:1.0

          SECTION 6.15.  Fixed Charge Coverage Ratio.  The Borrower will not
                         ----------------------------
permit the ratio of (a) Consolidated EBITDA to (b) Consolidated Fixed Charges, in each case for any date during any period of four consecutive fiscal quarters ending on any date set forth below, to be less than the ratio set forth below opposite such period:

Period               Ratio
------------------  -------
March 31, 2003      1.3:1.0
June 30, 2003       1.3:1.0
September 30, 2003  1.3:1.0
December 31, 2003   1.3:1.0
March 31, 2004      1.3:1.0
June 30, 2004       1.5:1.0
September 30, 2004  1.5:1.0
December 31, 2004   1.5:1.0
March 31, 2005      1.5:1.0
June 30, 2005       1.5:1.0
September 30, 2005  1.5:1.0
December 31, 2005   1.5:1.0
March 31, 2006      1.5:1.0


                                       65

Period               Ratio
------------------  -------
June 30, 2006       1.5:1.0
September 30, 2006  1.5:1.0
December 31, 2006   1.5:1.0
March 31, 2007      1.5:1.0
June 30, 2007       1.5:1.0
September 30, 2007  1.5:1.0

          SECTION 6.16.  Minimum Consolidated EBITDA.  The Borrower will not
                         ----------------------------
permit Consolidated EBITDA for any period of four consecutive fiscal quarters ending on any date set forth below to be less than the amount set forth below opposite such date:

Date                  Amount
------------------  -----------
March 31, 2003      $67,200,000
June 30, 2003       $68,400,000
September 30, 2003  $73,500,000
December 31, 2003   $71,300,000
March 31, 2004      $71,800,000
June 30, 2004       $72,400,000
September 30, 2004  $74,300,000
December 31, 2004   $77,000,000
March 31, 2005      $77,500,000
June 30, 2005       $78,000,000
September 30, 2005  $79,700,000
December 31, 2005   $82,100,000
March 31, 2006      $82,500,000
June 30, 2006       $82,900,000
September 30, 2006  $84,400,000
December 31, 2006   $86,500,000
March 31, 2007      $87,000,000
June 30, 2007       $87,400,000
September 30, 2007  $88,900,000

          SECTION 6.17.  Maximum Inventory.  The Borrower will not permit the
                         ------------------
aggregate value of all Inventory owned by the Borrower and the Subsidiaries and located at the retail stores operated by the Borrower and the Subsidiaries on any date set forth below to exceed the amount set forth opposite such date:

Date                  Amount
------------------  -----------
June 30, 2003       $17,000,000
September 30, 2003  $16,000,000
December 31, 2003   $15,000,000
March 31, 2004      $14,000,000
June 30, 2004       $14,000,000
September 30, 2004  $16,000,000
December 31, 2004   $14,000,000
March 31, 2005      $14,000,000
June 30, 2005       $14,000,000
September 30, 2005  $16,000,000
December 31, 2005   $14,000,000
March 31, 2006      $14,000,000
June 30, 2006       $14,000,000
September 30, 2006  $16,000,000
December 31, 2006   $14,000,000
March 31, 2007      $14,000,000
June 30, 2007       $14,000,000
September 30, 2007  $16,000,000

                                   ARTICLE VII

                                EVENTS OF DEFAULT

          If any of the following events ("Events of Default") shall occur:
                                           -----------------

          (a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

               (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause
     (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five days;

          (c) any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect when made or deemed made;

          (d) the Borrower shall fail to observe or perform any covenant, condition or agreement (i) contained in (A) Sections 2.09(c), 5.02, 5.04 (with respect to the existence of the Borrower), 5.11 or 5.13(c), (d) or
     (e), (B) in Article VI, (C) in Sections 4.05(i) or 4.06 of the Collateral Agreement or (D) in the Lockbox Agreement or (ii) contained in Section 5.01(f) and, in the case of this clause (ii), such default shall continue unremedied for a period of five days;

          (e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 20 days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);

          (f) the Borrower or any Subsidiary shall fail to make any scheduled payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;

          (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity, provided that this clause (g)
                                               --------
     shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

          (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

          (i) the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

          (j) the Borrower or any Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

          (k) one or more judgments for the payment of money in an aggregate amount in excess of $5,000,000 shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Subsidiary to enforce any such judgment;

          (l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and the Subsidiaries in an aggregate amount exceeding (i) $3,000,000 in any year or (ii) $5,000,000 for all periods;

          (m) (i) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any Collateral, with the priority required by the applicable Security Document, except (A) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents or (B) as a result of the Collateral Agent's failure to maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Collateral Agreement or (ii) any Guarantee purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and enforceable obligation of the applicable Loan Party;

          (n)     a Change in Control shall occur; or

          (o) any Order shall be stayed, reversed, modified or vacated in whole or in part;

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and
(ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

                                  ARTICLE VIII

                THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT

          Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

          The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

          The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any Subsidiary that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or wilful misconduct. The Administrative Agent shall not be deemed to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in
Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

          The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

          The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

          Subject to the appointment and acceptance of a successor the Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and
Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

          Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.

          The provisions of this Article applicable to the Administrative Agent shall also be applicable to the Collateral Agent, mutatis mutandis.
                                                  ------- --------

                                   ARTICLE IX

                                  MISCELLANEOUS

          SECTION 9.01.  Notices.  Except in the case of notices and other
                         --------
communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

          (a) if to the Borrower, to it at WKI Holding Company, Inc., 11911 Freedom Drive, Suite 600, Reston, VA 20910, Attention of General Counsel (Telecopy No. (703) 456-4760);

          (b) if to the Administrative Agent, to JPMorgan Chase Bank, Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Concetta Prainito (Telecopy No. (212) 552-7500), with a copy to JPMorgan Chase Bank, 270 Park Avenue, New York, New York 10017, Attention of Patrick Daniello (Telecopy No. (212) 270-0453);

          (c) if to the Issuing Bank, to it at JPMorgan Chase Bank, 575 Washington Boulevard, Jersey City, New Jersey 07310, Attention of Douglas Ogle (Telecopy No. (201) 595-6777); and

          (d) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

          SECTION 9.02.  Waivers; Amendments.      No failure or delay by the
                         --------------------
Administrative Agent, the Issuing Bank, the Collateral Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank, the Collateral Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, the

Collateral Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

          (b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders, provided
                                                                        --------
that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby,
(iii) postpone the final maturity of any Loan, or the required date of reimbursement of any LC Disbursement, or any date for the payment of any interest or fees payable hereunder, or reduce the amount of, waive or excuse any such scheduled payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.16(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the percentage set forth in the definition of the term "Required Lenders" or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender, (vi) release any Subsidiary Loan Party from its Guarantee under the Collateral Agreement (except as expressly provided in the Collateral Agreement), or limit its liability in respect of such Guarantee, without the written consent of each Lender, (vii) release all or substantially all of the Collateral from the Liens of the Security Documents, without the written consent of each Lender, (viii) amend the definitions of any of the terms "Borrowing Base", "Dilution Percentage" or "Dilution Reserve" or any of the terms therein (other than any change to the definitions of Borrowing Base, Dilution Percentage or Dilution Reserve that is more restrictive to the Borrower), without the written consent of Lenders having Exposures and unused Commitments representing at least 75% of the total Exposures and unused Commitments at such time, (ix) amend or waive Sections 6.13, 6.14, 6.15, 6.16 or 6.17 without the written consent of Lenders having Exposures and unused Commitments representing at least 75% of the total Exposures and unused Commitments at such time or (x) increase the aggregate amount of the Commitments above $90,000,000 without the written consent of Lenders having Exposures and unused Commitments representing at least 75% of the total Exposures and unused Commitments at such time; provided, further that (A)
                                                     -----------------
no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Issuing Bank or the Collateral Agent without the prior written consent of the Administrative Agent, the Issuing Bank or the Collateral Agent, as the case may be. Notwithstanding the foregoing, any provision of this Agreement may be amended by an agreement in writing entered into by the Borrower, the Required Lenders and the Administrative Agent (and, if its rights or obligations are affected thereby, the Issuing Bank) if (i) by the terms of such agreement the Commitment of each Lender not consenting to the amendment provided for therein shall terminate upon the effectiveness of such amendment and (ii) at the time such amendment becomes effective, each Lender not consenting thereto receives payment in full of the principal of and interest accrued on each Loan made by it and all other amounts owing to it or accrued for its account under this Agreement.

          SECTION 9.03.  Expenses; Indemnity; Damage Waiver.      The Borrower
                         -----------------------------------
shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent and their respective Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent and the Collateral Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and
(iii) all out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, the Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

          (b) The Borrower shall indemnify the Administrative Agent, the Collateral Agent, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee")
                                                                ----------
against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials on or from any Mortgaged Property or any other property currently or formerly owned or operated by the Borrower or any of the Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of the Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be
               --------
available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

          (c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, the Collateral Agent, or the Issuing Bank under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the Collateral Agent, or the Issuing Bank, as the case may be, such Lender's pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or
                               --------
indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Collateral Agent, or the Issuing Bank in its capacity as such. For purposes hereof, a Lender's "pro rata share" shall be determined based upon its share of the sum of the total Exposures and unused Commitments at the time.

          (d) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

          (e) All amounts due under this Section shall be payable promptly after written demand therefor.

          SECTION 9.04.  Successors and Assigns.      The provisions of this
                         -----------------------
Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

          (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it), provided that
                                                                  --------
(i) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, each of the Borrower, the Administrative Agent and the Issuing Bank must give their prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and (vi) in the case of an assignment to a CLO, the assigning Lender shall retain the sole right to approve any amendment, modification or waiver of any provision of this Agreement, provided, in the case of this clause
                                           --------
(vi), that the Assignment and Acceptance between such Lender and such CLO may provide that such Lender shall not, without the consent of such CLO, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such CLO; provided, further, that any consent of the Borrower otherwise
                  --------  -------
required under this paragraph shall not be required if a Default has occurred and is continuing. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 2.14, 2.15 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

          (c) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in
                                                     --------
the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and the Issuing Bank at any reasonable time and from time to time upon reasonable prior notice.

          (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph
(b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

          (e) Any Lender may, without the consent of the Borrower, the Administrative Agent or the Issuing Bank, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's
                            -----------
rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it), provided that (i) such Lender's
                                       --------
obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan

Documents, provided that such agreement or instrument may provide that such
           --------
Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (f) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.13,
2.14 and 2.15 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of
Section 9.08 as though it were a Lender, provided such Participant agrees to be
                                         --------
subject to Section 2.16(c) as though it were a Lender.

          (f) A Participant shall not be entitled to receive any greater payment under Section 2.13 or 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.15 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.15(e) as though it were a Lender.

          (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest, provided that no such pledge
                                                  --------
or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

          SECTION 9.05.  Survival.  All covenants, agreements, representations
                         ---------
and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.13, 2.14, 2.15 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

          SECTION 9.06.  Counterparts; Integration; Effectiveness.  This
                         -----------------------------------------
Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and the Collateral Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

          SECTION 9.07.  Severability.  Any provision of this Agreement held to
                         -------------
be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

          SECTION 9.08.  Right of Setoff.  If an Event of Default shall have
                         ----------------
occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

          SECTION 9.09.  Governing Law; Jurisdiction; Consent to Service of
                         --------------------------------------------------
Process.      This Agreement shall be construed in accordance with and governed
--------
by the law of the State of New York.

          (b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.

          (c) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

          SECTION 9.10.  WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES,
                         ---------------------
TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

          SECTION 9.11.  Headings.  Article and Section headings and the Table
                         ---------
of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

          SECTION 9.12.  Confidentiality.  Each of the  Administrative Agent,
                         ----------------
the Issuing Bank, the Collateral Agent, and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement,
(e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Issuing Bank, the Collateral Agent or any Lender on a nonconfidential basis from a source other than the Borrower.

For the purposes of this Section, "Information" means all information received
                                   -----------
from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower, provided that, in the case of information received from the Borrower after the
--------
date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

          SECTION 9.13.  Interest Rate Limitation.  Notwithstanding anything
                         -------------------------
herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the
                                                     -------
maximum lawful rate (the "Maximum Rate") that may be contracted for, charged,
                          ------------
taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

          SECTION 9.14.  Intercreditor Agreement.  Each Lender hereby appoints
                         ------------------------
JPMorgan Chase Bank to act as Collateral Agent under this Agreement, the Intercreditor Agreement and the Security Documents, and authorizes the Collateral Agent to execute the Intercreditor Agreement in the name of and for the benefit of the Lenders. Each Lender further expressly accepts and agrees to the terms and provisions of the Intercreditor Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                           WKI HOLDING COMPANY, INC.,

                                             by
                                                    /s/ James A. Sharman
                                                ------------------------------
                                                 Name:  James A. Sharman
                                                 Title:  President & CEO


                                           JPMORGAN CHASE BANK,
                                           individually and as
                                           Administrative Agent,
                                           Collateral Agent and
                                           Issuing Bank,

                                             by
                                                    /s/ Patrick Daniello
                                                ------------------------------
                                                  Name:  Patrick Daniello
                                                  Title:  Managing Director

                                                               SIGNATURE PAGE TO
                                                     REVOLVING CREDIT AGREEMENT,
                                                    DATED AS OF January 31, 2003



Name of Institution                      FOOTHILL CAPITAL CORPORATION
                                         ----------------------------

                                         by
                                         /s/ Eunnie Kim
                                         -----------------------------------
                                         Name:  Eunnie Kim
                                         Title:  Assistant Vice President

                                                               SIGNATURE PAGE TO
                                                     REVOLVING CREDIT AGREEMENT,
                                                    DATED AS OF January 31, 2003



Name of Institution                      CFIC, INC. OF DELAWARE
                                         ----------------------

                                         by
                                         /s/ J. Gordon Smith
                                         -----------------------------------
                                         Name:  J. Gordon Smith
                                         Title:  Duly Authorized Signatory